Exhibit 10.8

                              OFFICE BUILDING LEASE
                                       FOR

                                   SYTEL, INC.

                              WESTMORELAND BUILDING
                                    Suite 400
                            Bethesda, Maryland 20817

                        CHARLES E. SMITH MANAGEMENT, INC.
                               2345 Crystal Drive
                                  Crystal City
                            Arlington, Virginia 22202

                                TABLE OF CONTENTS

                         SPECIFIC AND GENERAL PROVISIONS

                                                                               Page
                                                                               ----
 1.   SPECIFIC PROVISIONS ..................................................     1

 2.   RENT .................................................................     4
       2.1 Base Annual Rent ................................................     4
       2.2 Additional Rent .................................................     4
             (a) Real Estate Taxes .........................................     4
             (b) Operating Expenses ........................................     4
             (c) CPI .......................................................     4
             (d) Changes in Landlord's Fiscal Year .........................     4
       2.3   Additional Rent Estimates and Adjustments .....................     4
       2.4   Rent Adjustment Limit .........................................     5
       2.5   Survival of Rent Obligations ..................................     5
       2.6   Pro Rata Share ................................................     5
       2.7   Prorated Rent .................................................     5
       2.8   Applications of Rent ..........................................     5
       2.9   Late Payment Fee ..............................................     5
      2.10   Other Tenant Costs and Expenses ...............................     5

 3.   CONSTRUCTION OF PREMISES AND OCCUPANCY ...............................     6
       3.1   Tenant Plans, Construction and Rent Liability .................     6
       3.2   Possession ....................................................     6
       3.3   Occupancy Permits .............................................     6

 4.   SUBLETTING AND ASSIGNMENT ............................................     6
       4.1   Consent .......................................................     6
       4.2   Recapture of Premises .........................................     6
       4.3   Excess Rent ...................................................     7
       4.4   Tenant Liability ..............................................     7

 5.   SERVICES AND UTILITIES ...............................................     7
       5.1   Building Standard Services and Utilities ......................     7
       5.2   Overtime Services .............................................     7
       5.3   Excessive Electrical Usage ....................................     7
       5.4   Excessive Heat Generation .....................................     7
       5.5   Security ......................................................     8

 6.   USE AND UPKEEP OF PREMISES ...........................................     8
       6.1   Use ...........................................................     8
       6.2   Illegal and Prohibited Uses ...................................     8
       6.3   Insurance Rating ..............................................     8
       6.4   Alterations ...................................................     8
       6.5   Maintenance By Landlord .......................................     9
       6.6   Signs & Advertising ...........................................     9
       6.7   Excessive Floor Load ..........................................     9
       6.8   Moving & Deliveries ...........................................     9
       6.9   Rules and Regulations .........................................     9
      6.10   Tenant Maintenance & Conditions of Premises Upon Surrender ....    10
      6.11   Tenant Equipment ..............................................    10

7.    ACCESS ...............................................................    10
       7.1   Landlord's Access .............................................    10
       7.2   Restricted Access .............................................    10

8.    LIABILITY ............................................................    10
       8.1   Personal Property .............................................    10
       8.2   Criminal Acts of Third Parties ................................    10
       8.3   Public Liability ..............................................    10
       8.4   Tenant Insurance ..............................................    10

9.    DAMAGE ...............................................................    11
       9.1   Damages Caused by Tenant ......................................    11
       9.2   Fire or Casualty Damage .......................................    11
       9.3   Untenantability ...............................................    11

10.   CONDEMNATION .........................................................    11
      10.1   Landlord Rights to Award ......................................    11
      10.2   Tenant Right to File Claim ....................................    12

11.   BANKRUPTCY ...........................................................    12
      11.1   Events of Bankruptcy ..........................................    12
      11.2   Landlord's Remedies ...........................................    12

12.   DEFAULTS & REMEDIES ..................................................    13
      12.1   Default .......................................................    13
      12.2   Remedies ......................................................    13
      12.3   Landlord's Right to Relet .....................................    13
      12.4   Recovery of Damages ...........................................    13
      12.5   Waiver ........................................................    13
      12.6   Anticipatory Repudiation ......................................    14
      12.7   Tenant Abandonment of Premises ................................    14

13.   SUBORDINATION ........................................................    14
      13.1    Subordination ................................................    14
      13.2    Estoppel Certificate .........................................    14
      13.3    Attornment ...................................................    15
      13.4    Mortgagee Rights .............................................    15

14.   TENANT HOLDOVER ......................................................    15
      14.1    With Landlord Consent ........................................    15
      14.2    Without Landlord Consent .....................................    15

15.   SECURITY DEPOSIT .....................................................    16

16.   QUIET ENJOYMENT ......................................................    16

17.   SUCCESSORS ...........................................................    16

18.   WAIVER OF JURY TRIAL .................................................    16

19.   REASONABLENESS OF LANDLORD AND TENANT ................................    16

20.   PRONOUNS & DEFINITIONS ...............................................    16

21.   NOTICES ..............................................................    16
      21.1   Addresses for Notices .........................................    16
      21.2   Effective Date of Notice ......................................    16

22.   EXHIBITS; SPECIAL PROVISIONS .........................................    16
      22.1   Incorporation in Lease ........................................    16
      22.2   Conflicts .....................................................    17

23.   CAPTIONS .............................................................    17

24.   ENTIRE AGREEMENT; MODIFICATION .......................................    17

25.   SEVERABILITY .........................................................    17

     This Lease, made this ______ day of ________, 199_, between ELIZABETHEAN COURT ASSOCIATES III LIMITED PARTNERSHIP, a Maryland limited partnership, (hereinafter referred to as "Landlord"), and SYTEL, INC., a Maryland corporation, (hereinafter referred to as "Tenant").

     Landlord, for and in consideration of the covenants and agreements set forth hereinafter, leases to Tenant, and Tenant leases from Landlord, the premises described, for the use set forth and for the term and at the rent reserved herein.

1.   SPECIFIC PROVISIONS

     1.1 Demised Premises

          (a) Space Description: Suite 400, as presently constructed.

          (b) Floor Area: Approximately 11,554 square feet (Washington D.C.
                          Association of Realtors Standard Floor Area Measure in effect at the time of execution of this Lease).

          (c) Building: WESTMORELAND BUILDING

          (d) Address: 6430 Rockledge Drive
                       Bethesda, Maryland 20817

     1.2 Term of Lease: Five (5) years and Six (6) months, commencing on December 1, 1995 ("Lease Commencement Date"), and expiring on May 31, 2001, both dates inclusive.

     1.3 Base Annual Rent: Two Hundred Ten Thousand Eight Hundred Sixty and 52/100 Dollars ($210,860.52), payable in equal monthly installments of Seventeen Thousand Five Hundred Seventy-One and 71/100 Dollars ($17,571.71), hereinafter referred to as "base monthly rent", for the first Lease year. Thereafter, see
Section 26.1.

     1.4 Base Year: "Base Year" shall mean fiscal year of Landlord ending December 31, 1996.

     1.5 Additional Rent: Payable in equal monthly installments, commencing on December 1, 1996, consisting of the following:

          (a) Tenant's pro rata share equal to Eight and Eight Tenths Percent (8.80%) of any increase in Real Estate Taxes over the Base Year Real Estate Taxes; and

          (b) Tenant's pro rata share equal to Eight and Ninety-Seven Hundredths Percent (8.97%) of any increase in Operating Expenses over the Base Year Operating Expenses; and

          (c) Not Applicable.

     1.6 Security Deposit: Seventeen Thousand Five Hundred Seventy-One and 71/100 Dollars ($17,571.71).

     1.7 (a) Date Tenant approved Preliminary Plans to be furnished: Not Applicable.

          (b) Working days to prepare Working Drawings and cost estimate: Not Applicable.

          (c) Working days to substantially complete construction of demised premises: Not Applicable.

     1.8  Standard Building Operating Days and Hours:

          8:00 AM to 6:00 PM Monday - Friday
          8:00 AM to 1:00 PM Saturday

     1.9  Use of Premises:

     General office use and light assembly of computer parts in keeping with the quality and nature of this first class office building.

     1.10 (a) Address for Notices to Tenant:

               Sytel, Inc.
               6430 Rockledge Drive
               Suite 400
               Bethesda, Maryland 20817

          (b)  Address for Notices to Landlord:

               Elizabethean Court Associates III Limited
               c/o Charles E. Smith Management, Inc.
               2345 Crystal Drive
               Arlington, Virginia 22202

     1.11 Special Provisions:

     Rent                                     Section 26
     Acceptance of Space                      Section 27
     Landlord's Contribution                  Section 28
     General Contractors                      Section 29
     Parking                                  Section 30
     Reasonableness of Landlord and Tenant    Section 31
     Construction of Premises and Occupancy   Section 32
     Access to Premises                       Section 33
     Subletting and Assignment                Section 34
     Services and Utilities                   Section 35
     Use and Upkeep of Premises               Section 36
     Access                                   Section 37
     Liability                                Section 38
     Landlord's Insurance                     Section 39
     Damage                                   Section 40
     Condemnation                             Section 41
     Hazardous Materials                      Section 42
     Bankruptcy                               Section 43
     Defaults and Remedies                    Section 44
     Tenant's Holdover                        Section 45
     Security Deposit                         Section 46
     Limitation of Liability                  Section 47
     Notices                                  Section 48
     Renewal Option                           Section 49
     Right of First Offering                  Section 50
     Nondisturbance                           Section 51
     Sprinklers                               Section 52
     Americans with Disabilities Act (ADA)    Section 53
     Exterior Signage                         Section 54
     Execution of Document                    Section 55

     1.12 Exhibits to Lease:

          Exhibit "A" - Not Applicable
          Exhibit "B" - Not Applicable
          Exhibit "C" - Building Rules and Regulations
          Exhibit "D" - Not Applicable

     IN WITNESS WHEREOF, Landlord has caused this Lease, comprised of Specific Provisions, General Provisions, Special Provisions and Exhibits to be signed and sealed by one or more of its Officers, General Partners, Trustees, or Agents, and Tenant has caused this Lease, as described above, to be signed in its corporate name by its duly authorized officer and its corporate seal to be hereto affixed and duly attested by its Secretary.

WITNESS:                                LANDLORD: ELIZABETHEAN COURT ASSOCIATES
                                        III LIMITED PARTNERSHIP

                                        By: Westmoreland Building Corporation,
                                        General Partner


/s/                                     BY /s/ Anne D. Camalier
------------------------------------       -------------------------------------
                                           Anne D. Camalier
                                           President


ATTEST:                                 TENANT: SYTEL, INC.


/s/                                     BY /s/ Jeannette H. Lee
------------------------------------       -------------------------------------
                                           Jeannette H. Lee
                                           President & CEO

                               GENERAL PROVISIONS

2.   RENT

     2.1 Base Annual Rent. Tenant shall pay the first monthly installment of Base Annual Rent upon execution of this Lease. Tenant shall pay the remaining monthly installments of Base Annual Rent specified in Section 1.3 in advance without deduction or demand, on the first day of each and every calendar month throughout the entire term of the Lease, as specified in Section 1.2, to and at the office of Landlord's Agent, Charles E. Smith Management, Inc., 2345 Crystal Drive, Arlington, Virginia 22202, or to such other person or at such other place as Landlord may hereafter designate in writing.

     2.2 Additional Rent. For purposes of computing additional rent hereunder, the Base Year as used in this Section 2 is stipulated in Section 1.4. If dollar amounts for Base Year real estate taxes and operating expenses are stipulated under Section 1.4, such dollar amounts shall be used in calculating additional rent for the purposes of this Lease and shall prevail regardless of actual historical dollar amounts for the Base Year. Commencing on the date specified in
Section 1.5, and continuing throughout the term of this Lease, Tenant shall pay to Landlord as additional rent each of the following:

          (a) Real Estate Taxes. Tenant's pro rata share, as indicated in
Section 1.5(a), of any increase in real estate taxes during each fiscal year of Landlord over the Base Year real estate taxes. The term "real estate taxes" shall mean all taxes, general and special, levied or assessed on the land and the building improvements of which the Demised Premises is a part, and on any land and/or improvements now or hereafter owned by Landlord that provide the building or the Demised Premises with parking or other services.

          (b) Operating Expenses. Tenant's pro rata share, as indicated in
Section 1.5 (b), of any increase in operating expenses during each fiscal year of Landlord over the Base Year operating expenses:

               (i) The term "operating expenses" shall mean any and all expenses incurred by Landlord in connection with the servicing, operation, maintenance and repair of the building and related interior and exterior appurtenances of which the Demised Premises is a part, and the cost of any services incurred in order to achieve a reduction of or to minimize the increase in operating expenses, including without limitation, management fees, capital expenditures for equipment or systems installed to reduce or minimize increases in operating expenses and capital expenditures required by any governmental ordinance, or depreciation or amortization based on the useful life expectancy of such equipment or systems or expenditures, the cost of contesting the validity or amount of real estate taxes, and periodic increases in ground rent payments under any ground Lease existing at the execution of this Lease. Certain of these expenses may be apportioned among two or more buildings in the same complex or locality owned by Landlord and/or managed by Landlord's Agent.

               (ii) Operating expenses shall not include any of the following, except to the extent that such costs and expenses are included in operating expenses as described in Subsection 2.2(b)(i) above: capital expenditures and depreciation of the building; painting or decorating of tenant space; interest and amortization of mortgages; ground rent; compensation paid to officers or executives of Landlord; taxes as measured by the net income of Landlord from the operation of the building; increases in real estate taxes; and brokerage commissions.

          (c) CPI. A percentage of the Base Annual Rent equal to the percent stipulated in section 1.5(c) of the percentage increase in the Index now known as "United States Bureau of Labor Statistics, Consumer Price Index for Urban Wage Earners and Clerical Workers," (CPI-W) for Washington, DC-MD-VA, all items Index (1982-84=100) (hereinafter referred to as the "Index"), between the last published Index published for each calendar year and the Index for the same period in the year stipulated in Section 1.5(c) (hereinafter "base period"). If such Index shall be discontinued or revised without substitution of a comparable successor Index, the parties shall attempt to agree upon a substitute formula. If the parties are unable to agree upon a substitute formula, then the matter shall be determined by arbitration in accordance with the rules of the American Arbitration Association then prevailing. Any substitute formula determined by arbitration shall include all of the same items included in the Index effective at the execution of this Lease and shall be so designed as to achieve a result as close as possible to the result that would have been achieved if the discontinued Index were available. Costs of any such arbitration shall be shared equally by Tenant and Landlord.

          (d) Landlord shall have the right to change its fiscal year from time to time. If Landlord changes its fiscal year during the term of this Lease, thereby creating a fiscal year with fewer than twelve (12) months (hereinafter "short year"), the real estate taxes and operating expenses for the short year shall be determined on an annualized basis by taking the monthly average of the actual real estate taxes and operating expenses, respectively, and multiplying each by twelve. The amounts determined by this method shall be used in determining the increases described in Subsections 2.2(a) and (b) for the "short year".

     2.3 Additional Rent Estimates and Adjustments.

          (a) In order to provide for current monthly payments of additional rent, Landlord shall submit to Tenant prior to January 1st of each year a statement of Landlord's estimate of the amount of the increases described in
Section 2.2 above together with the amount of Tenant's additional rent which is estimated to result from such increases. Commencing on the date stipulated in
Section 1.5, and continuing throughout the remaining term of this Lease, Tenant shall pay each month one-twelfth (1/12th) of Tenant's pro rata share of Landlord's estimate of the increase in each year for (i) real estate taxes and
(ii) operating expenses, over such items for the Base Year. In addition, Tenant shall pay each month one-twelfth (1/12th) of Landlord's estimate of the annual rent increase due to the percentage increase in the Consumer Price Index over the Base Period.

          (b) If payment of additional rent begins on a date other than January 1st under this Lease, in order to provide for current payments of additional rent through December 31st of that partial calendar year, Landlord shall submit to Tenant a statement of Landlord's estimate of Tenant's additional rent for that partial year, stated in monthly increments, resulting from the increases described in Section 2.2 above. Tenant shall make these payments of estimated additional rent together with its installments of base monthly rent.

          (c) After the end of each calendar year, Landlord will as soon as practicable submit to Tenant a statement of the actual increases incurred in real estate taxes and operating expenses for the fiscal year ended during such calendar year over such costs for the Base Year and the actual increase attributable to the increase in the Consumer Price Index over the Base Period. Such statement shall also indicate the amount of Tenant's excess payment or underpayment based on Landlord's estimate. If additional rent paid by Tenant during the preceding calendar year shall be in excess of, or less than, the aggregate of its share of the actual increase incurred by Landlord for real estate taxes and operating expenses, and the actual increase attributable to the increase in the Consumer Price Index, Landlord and Tenant agree to make the appropriate adjustment following the submission of Landlord's statement. Tenant shall either pay any additional rent due with the installment of rent due for the month following submission of Landlord's statement, or pay any additional rent due within thirty (30) days if the Lease term has expired or is otherwise terminated. Tenant shall deduct its excess payment, if any, from the installment of rent for such month, or following the final year of the Lease term, Tenant shall be reimbursed for any excess payments made.

          (d) Within ten (10) days after receipt of Landlord's statement showing actual figures for the year, Tenant shall have the right to request copies of real estate bills and an unaudited statement of "operating expenses of the building" prepared by Landlord's certified public accountant, which shall be supplied to Tenant within a reasonable time after Tenant's written request. Unless Tenant asserts specific error(s) within thirty (30) days after Landlord has complied with Tenant's request, Tenant shall have no right to contest the statement of actual figures for the year submitted by Landlord. No such request shall extend the time for payments as set forth in this Section 2.3 above. If Tenant has given proper notice, and if it shall be determined that there is an error in Landlord's statement, Tenant shall be entitled to a credit for any overpayment, which shall be applied to the next installment of rent or refunded to a Tenant who has vacated the premises, or Tenant shall be billed for any underpayment and shall remit any amount owing to Landlord within ten (10) days of receipt of such statement.

          (e) In the event Tenant questions the validity of the statement of operating expenses submitted by Landlord, Tenant shall have the right to examine or have its accountant examine at the office of Landlord's accountant the books and records from which such statement has been prepared. No such examination shall extend the time for payments due in accordance with this Section 2.3, however. Tenant shall pay upon demand a reasonable sum to reimburse Landlord for the costs of services of Landlord's accountant in cooperating and assisting in the examination. If any error amounting to more than five (5) percent in the operating expenses statement is found, Landlord shall bear its accountant's costs as aforesaid.

     2.4 Rent Adjustment Limit. Notwithstanding any adjustments to rent as provided for above, in no event shall the total rent to be paid by tenant in any month during the term of this Lease or any extension thereof be less than the base monthly rent stipulated in Section 1.3.

     2.5 Survival of Rent Obligation. The obligation of Tenant with respect to the payment of rent, or additional rent as defined in Sections 2.2 and 2.10, accrued and unpaid during the term of the Lease, shall survive the expiration or earlier termination of the Lease.

     2.6 Pro Rata Share. Tenant's "pro rata share" stipulated in Section 1.5(a) and (b) represents the ratio that the area of the Demised Premises bears to the total rentable area of office space contained in the building.

     2.7 Prorated Rent. Any rent or additional rent payable for one or more full calendar months in a partial calendar year at the beginning or end of the Lease term shall be prorated based upon the number of months. Any rent or additional rent payable for a portion of a month shall be prorated based upon the number of days in the applicable calendar month.

     2.8 Application of Rent. No payment by Tenant or receipt by Landlord of lesser amounts of rent or additional rent than those herein stipulated shall he deemed to he other than on account of the earliest unpaid stipulated rent. No endorsement or statement on any check or any letter accompanying any check or payment as rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease. Any credit due to Tenant hereunder by reason of overpayment of additional rent shall first be applied to any damages or rent owed to Landlord by Tenant if Tenant shall be in default when said credit shall be owed.

     2.9 Late Payment Fee. In the event any installment of rent or additional rent due hereunder is not paid within ten (10) calendar days after it is due, then Tenant shall also pay to Landlord as additional rent a late payment fee equal to five percent (5%) of such delinquent rent for each and every month or part thereof such rent remains unpaid.

     2.10 Other Tenant Costs & Expenses. All costs and expenses which Tenant assumes or agrees to pay to Landlord pursuant to this Lease, including without limitation costs of construction and alterations, shall be deemed additional rent and, in the event of nonpayment thereof, Landlord shall have all the rights and remedies herein provided for in case of nonpayment of rent, including assessment of late payment fees.

3.   CONSTRUCTION OF PREMISES AND OCCUPANCY

     3.1 Tenant Plans, Construction and Rent Liability. Tenant shall deliver to Landlord for its approval, by the date specified in Section 1.7(a), preliminary plans approved in writing by Tenant showing its partition, electrical, telephone and all other requirements set forth in Tenant Plans Guidelines (which shall have been provided by Landlord to Tenant). Tenant preliminary plans shall permit the preparation of working drawings and cost estimate, and. shall be certified by Tenant's architects or engineers to be in compliance with applicable building and fire codes. Landlord's approval of Tenant plans or work does not constitute certification by Landlord that said plans or work meet the applicable requirements of any building codes, laws, or regulations, nor shall it impose any liability whatsoever upon Landlord. If Tenant's plans are not in compliance with applicable building and fire codes, they shall not be deemed acceptable to Landlord. If Tenant's plans are acceptable to Landlord, Landlord shall have working drawings prepared. Nothing contained in this Section 3.1, nor any delay in completing the Demised Premises, shall in any manner affect the commencement date of this Lease set forth in Section 1.2 or Tenant's liability for the payment of rent from such commencement date, except as follows. If Landlord requires longer than the number of working days stipulated in Section 1.7(b) to prepare working drawings and prepare the cost estimate following receipt of Tenant's approved preliminary drawings, or if Landlord requires longer than the number of working days stipulated in Section 1.7(c) to substantially complete construction improvements in the Demised Premises, then the date for payment of rent covenanted and reserved to be paid herein shall be put off by one day for each extra day Landlord requires for the foregoing preparation of working drawings and cost estimate and/or substantial completion of construction improvements. For purposes of this Section 3.1, substantial completion of construction improvements shall mean when all work to be performed by Landlord pursuant to the approved working drawings has been completed, except for minor items of work and minor adjustments of equipment and fixtures that can be completed after occupancy of the Demised Premises without causing undue interference with Tenant's reasonable use of the Demised Premises (i.e., so-called "punch-list" items). In the event Tenant's plans specify any improvements that are not building standard, however, the delivery and installation of which precludes Landlord from completing the Demised Premises for Tenant's occupancy by the commencement date hereof, or in the event any work to be performed by Tenant or Tenant's contractors delays Tenant's occupancy by the commencement date hereof, Tenant shall nevertheless remain liable for the payment of rent from such commencement date.

     3.2 Possession. If Landlord shall be unable to tender possession of the Demised Premises on the date of the commencement of term hereof, set forth in
Section 1.2, by reason of: (a) the fact that the premises are located in a building being constructed and which has not been sufficiently completed to make the premises ready for occupancy; (b) the holding over or retention of possession of any tenant or occupant; or (c) for any other reason beyond control of Landlord, Landlord shall not be subject to any liability for the failure to tender possession on said date. In the case of holding over, provided Landlord shall promptly institute suit for recovery of the premises and diligently pursue the same, Landlord shall have no responsibility for any delay in tendering possession of the Demised Premises. Under such circumstances the rent reserved and covenanted to be paid herein shall not commence until possession of the Demised Premises is tendered to Tenant. No such failure to give possession on the date of commencement of the term shall in any other respect affect the validity of this Lease or the obligations of Tenant hereunder, nor shall same be construed to extend the termination date of this Lease set forth in Section 1.2. If permission is given to Tenant to enter into possession of the Demised Premises prior to the date specified as the commencement of the term of this Lease, Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this Lease, except that Tenant shall be responsible for payment of rent, in advance, at the rate of 1/30th of the base monthly rent set forth in Section 1.3 for each day of such occupancy prior to the date for the commencement of the term of this Lease.

     3.3 Occupancy Permits. Tenant shall be responsible for obtaining occupancy permits and any other permits or licenses necessary for its lawful occupancy of the Demised Premises.

4.   SUBLETTING AND ASSIGNMENT

     4.1 Consent. Tenant will not sublet the Demised Premises or any part thereof or transfer possession or occupancy thereof to any person, firm or corporation, or transfer or assign this Lease, without the prior written consent of Landlord, which consent shall be in Landlord's sole discretion to give or withhold. No subletting or assignment hereof shall be effected by operation of law or in any other manner unless with prior written consent of Landlord. Tenant further agrees that any permitted subletting of the Demised Premises shall be subject to the provisions of Section 4.3. No assignment shall be made except for the entire premises demised by this Lease. Tenant further agrees that any permitted assignment of the Lease may he conditioned upon payment of consideration to be agreed upon by Landlord and Tenant. Any subletting or assignment consented to by Landlord shall be evidenced in writing in a form acceptable to Landlord. Consent by Landlord to any assignment or subletting by Tenant shall not operate as a waiver of the necessity for obtaining Landlord's consent in writing to any subsequent assignment or subletting; nor shall the collection or acceptance of rent from any such assignee, subtenant or occupant constitute a waiver or release of Tenant of any covenant or obligation contained in this Lease. In the event that Tenant defaults under this Lease in the payment or rent or additional rent, Tenant hereby assigns to Landlord the rent due from any subtenant of Tenant and hereby authorizes each such subtenant to pay said rent directly to Landlord.

     4.2 Recapture of Premises. In the event Tenant desires to sublet the Demised Premises or assign the Lease, Tenant shall give the Landlord written notice of Tenant's intended subtenant or assignee in order to secure Landlord's written consent in accordance with Section 4.1. Within ninety (90) days of receipt of said notice, Landlord shall have the right: (i) to terminate this Lease by giving Tenant not less than thirty (30) days' notice in the case of an assignment of the entire Lease or a subletting of more than fifty percent (50%) of the Demised Premises; or (ii) to terminate this Lease and simultaneously to enter into a new Lease with Tenant for that portion of the Demised Premises Tenant may desire to retain upon the same terms, covenants and conditions of the existing Lease as applicable to the space retained. If Landlord exercises its right to terminate this Lease, Tenant agrees that Landlord shall have access to all or a portion of the Demised Premises sixty (60) days prior to the effective termination date for remodeling or redecorating purposes.

     4.3 Excess Rent. In the event Landlord does not exercise its right to terminate this Lease, and Landlord has granted its written consent, Tenant may sublet all or a portion of the Demised Premises. Any rent accruing to Tenant as the result of such sublease, which is in excess of the pro rata share of rent then being paid by Tenant for the portion of the Demised Premises being sublet, shall be paid by Tenant to Landlord monthly as additional rent.

     4.4 Tenant Liability. In the event of any subletting of the Demised Premises or assignment of this Lease by Tenant, with or without Landlord's consent, Tenant shall remain liable to Landlord for payment of the rent stipulated herein and all other covenants and conditions contained herein.

5.   SERVICES AND UTILITIES

     5.1 Building Standard Services and Utilities. Landlord shall furnish sufficient electric current for lighting and office equipment, such as typewriters, calculators, small copiers and similar items, subject to the limitations of Section 5.3, water for lavatory and drinking purposes, lavatory supplies, fluorescent tube replacements, automatically operated elevator service and nightly cleaning service in accordance with Landlord's prevailing practices, as they may be established from time to time, except that Landlord shall not be responsible for cleaning Tenant kitchens or private bathrooms, Tenant rugs, carpeting and drapes. Landlord further agrees to furnish heating and cooling during the appropriate seasons of the year, between the hours and on the days set forth in Section 1.8 (exclusive of legal public holidays as defined in Section 6103 (a) and (c) of Title 5 of the United States Code, as it may be hereafter be amended, with holidays falling on Saturday observed on the preceding Friday and holidays falling on Sunday observed on the following Monday). All of the aforesaid services shall be provided without cost to Tenant except as such expenses may be included in calculating the additional rent pursuant to the provisions of Sections 2.2 and 2.3. Landlord shall not be liable for failure to furnish, or for suspension or delays in furnishing, any of such services caused by breakdown, maintenance or repair work, strike, riot, civil commotion, governmental regulations or any other cause or reason whatever beyond the control of Landlord. Suspension or interruption of services shall not result in any abatement of rent, be deemed an eviction or relieve Tenant of performance of Tenant's obligations under this Lease.

     5.2 Overtime Services. Should Tenant require heating and cooling services beyond the hours and/or days stipulated in Section 1.8, upon receipt of at least 72 hours prior written notice from Tenant, Landlord will furnish such additional service at the then prevailing hourly rates, as established by Landlord from time to time; provided, further, that there will he a minimum charge of four (4) hours each time overtime services are required.

     5.3 Excessive Electrical Usage.

          (a) Tenant will not install or operate in the Demised Premises any heavy duty electrical equipment or machinery without first obtaining prior written consent of Landlord. Landlord may, among other conditions, require as a condition to its consent for the installation of such equipment or machinery, payment by Tenant as additional rent for excess consumption of electricity that may be occasioned by the operation of said equipment or machinery. Landlord may make periodic inspections of the Demised Premises at reasonable times to determine that Tenant's electrically operated equipment and machinery complies with the provisions of this Section and Section 5.4.

          (b) The total average consumption of electricity, including lighting, in excess of five (5) watts per square foot for the Demised Premises shall be deemed excessive. Additionally, any individual piece of electrically operated machinery or equipment having a name plate rating in excess of two (2) kilowatts shall also be deemed as requiring excess electric current.

          (c) Landlord may require that one or more separate meters be installed to record the consumption or use of electricity, or shall have the right to cause a reputable independent electrical engineer to survey and determine the quantity of electricity consumed by such excessive use. The cost of any such survey or meters and of installation, maintenance and repair thereof shall be paid for by Tenant. Tenant agrees to pay Landlord (or the utility company, if direct service is provided by the utility company), promptly upon demand therefor, for all such electric consumption and demand as shown by said meters, or a flat monthly charge determined by the survey, as applicable, at the rates charged for such service by the local public utility company. If Tenant's cost of electricity based on meter readings is to be paid to Landlord, Tenant shall pay a service charge related thereto.

     5.4 Excessive Heat Generation. Landlord shall not be liable for its failure to maintain comfortable atmospheric conditions in all or any portion of the Demised Premises due to heat generated by any equipment, machinery or additional lighting installed by Tenant (with or without Landlord's consent) that exceeds design capabilities for the building of which the Demised Premises are a part. If Tenant desires additional cooling to offset excessive heat generated by such equipment or machinery, Tenant shall pay for auxiliary cooling equipment, and its operating costs including without limitation electricity, gas, oil and water, or for excess electrical consumption by the existing cooling system, as appropriate.

     5.5 Security. Any security measures that Landlord may undertake are for protection of the building only and shall not be relied upon by Tenant to protect Tenant, Tenant's property, or employees, or their property.

6.   USE AND UPKEEP OF PREMISES

     6.1 Use. Tenant shall use and occupy the Demised Premises for the purposes specified in Section 1.9 and only in accordance with applicable zoning and other municipal regulations and for no other purpose whatsoever.

     6.2 Illegal and Prohibited Uses. Tenant will not use or permit the Demised Premises or any part thereof to be used for any disorderly, unlawful or extra hazardous purpose and will not manufacture any commodity therein. Tenant will not use or permit the Demised Premises to be used for any purposes that interfere with the use and enjoyment by other tenants of the building nor which, in Landlord's opinion, impair the reputation or character of the building of which the Demised Premises form a part. Tenant shall refrain from and discontinue such use upon receipt of written notice from Landlord or no later than three (3) days after mailing thereof.

     6.3 Insurance Rating. Tenant will not do or permit anything to be done in the Demised Premises or the building of which they form a part or bring or keep anything therein which shall in any way increase the rate of fire or other insurance in said building, or on the property kept therein, or obstruct, or interfere with the rights of other tenants, or in any way injure or annoy them, or those having business with them, or conflict with them, or conflict with the fire laws or regulations, or with any insurance policy upon said building or any part thereof, or with any statutes, rules or regulations enacted or established by the appropriate governmental authority.

     6.4 Alterations.

          (a) Tenant will not make any alterations, installations, changes, replacements, repairs, additions or improvements (structural or otherwise) in or to the Demised Premises or any part thereof, without the prior written consent of Landlord. All Tenant plans and specifications shall be submitted to Landlord for prior approval. Landlord may, among other things, condition its consent upon Tenant's agreement that any construction up-gradings required by any governmental authority as the result of Tenant's work, either in the Demised Premises or in any other part of the building, will be paid for by Tenant. Tenant shall not install any equipment of any kind or nature whatsoever which will or may necessitate any changes, replacements or additions to the water system, plumbing system, heating system, air-conditioning system or the electrical system of the Demised Premises without the prior written consent of the Landlord. Tenant shall not install or use in the building any air conditioning unit, engine, boiler, generator, machinery, heating unit, stove, water cooler, ventilator, radiator or any other similar apparatus without the prior written consent of Landlord, and then only as Landlord may direct. Tenant shall not modify or interfere with the heating, ventilating and air-conditioning supply, return or control systems without the prior written consent of Landlord, and then only as Landlord may direct. Landlord may condition its consent upon Tenant's payment of all costs to make such changes, replacement or modifications. Landlord's consent to any work by Tenant or approval of Tenant plans or specifications shall not be deemed a certification that such work complies with applicable building codes, laws or regulations, nor shall it impose any liability whatsoever upon Landlord.

          (b) All of Tenant's approved work shall be done in accordance with Landlord's Supplemental Rules and Regulations for Contractors and shall be done by duly licensed contractors in accordance with all applicable laws, codes, ordinances, rules and regulations, and Tenant shall obtain at its cost any required permits, licenses or inspections for performance of its work. Tenant must obtain an executed waiver of lien from each contractor or vendor that will perform or furnish to Tenant work, labor, services or materials for any alterations, installations, replacements, additions or improvements in or to the Demised Premises, prior to the commencement of such work. Notwithstanding the aforesaid, if any mechanic's lien shall at any time, whether before, during or after the Lease term, be filed against any part of the building by reason to work, labor, services or materials performed for or furnished to Tenant, Tenant shall forthwith cause the lien to be discharged of record or bonded off to the satisfaction of Landlord. If Tenant shall fail to cause such lien to be discharge or bonded off within five (5) days after being notified of the filing thereof, then, in addition to any other right to remedy of Landlord, Landlord may discharge the lien by paying the amount claimed to be due. The amount paid by Landlord, and all costs and expenses, including reasonable attorney's fees incurred by Landlord in procuring the discharge of the lien, shall he due and payable by Tenant to Landlord as additional rent on the first day of the next following month, or if the Lease term has expired, upon demand.

          (c) All alterations, installations, including without limitation wall to wall carpet and drapery and drapery accessories, changes, replacements, repairs, additions, or improvements to or within the Demised Premises (whether with or without Landlord's consent), shall at the election of Landlord remain upon the Demised Premises and be surrendered with the Demised Premises at the expiration of this Lease without disturbance, molestation or injury. Should Landlord elect that alterations, installations, changes, replacements, repairs, additions to or improvements made by or for Tenant upon the Demised Premises be removed upon termination of this Lease or upon termination of any renewal period hereof, Tenant hereby agrees that Landlord shall have the right to cause same to be removed at Tenant's sole cost and expense. Tenant hereby agrees to reimburse Landlord for the cost of such removal together with the cost of repairing any damage resulting therefrom, and the cost of restoring the premises to its condition at the commencement of the term of this Lease as initially improved by Landlord. Approximately sixty (60) days prior to Tenant's scheduled vacation of the Demised Premises, Landlord and Tenant shall meet to decide what items shall be removed and what items shall remain. At such time Tenant shall deposit with Landlord an amount equal to the estimated costs of removal and/or restoration of the Demised Premises, which work shall be performed by or for Landlord at Tenant's expense.

          (d) In the event that either Landlord or Tenant, during the term hereby demised, shall be required by the order or decree of any court, or any other governmental authority, or by law, code or ordinance, to repair, alter, remove reconstruct, or improve any part of the Demised Premises or of the building of which said premises are a part, then Tenant shall make or Tenant shall be required to permit Landlord to perform such repairs, alterations, removals, reconstructions, or improvements without effect whatsoever to the obligations or covenants of Tenant herein contained, and Tenant hereby waives all claims for damages or abatement of rent because of such repairing, alteration, removal, reconstruction, or improvement.

     6.5 Maintenance By Landlord. Landlord shall maintain all public or common areas located in the building, including external and structural parts of the building that do not comprise a part of the Demised Premises and are not Leased to others. Such maintenance shall be provided without cost to Tenant except as such expenses may be included in calculating the additional rent pursuant to the provisions of Sections 2.2 and 2.3.

     6.6 Signs & Advertising. No sign, advertisement or notice shall be inscribed, painted or affixed on any part of the outside of the building, or inside of the Demised Premises where it may be visible from the public areas of the building, except on the directories and doors of offices, and then only in such size, color and style as Landlord shall approve. Landlord shall have the right to prohibit any advertisement or publication of Tenant on-or off-premises which in Landlord's opinion tend to impair the reputation or character of the building, Landlord or its agent. Tenant shall refrain from and discontinue such advertisement or publication upon receipt of written notice from Landlord or no later than three (3) days after mailing thereof.

     6.7 Excessive Floor Load. Landlord shall have the right to prescribe the weight and method of installation and position of safes, computer equipment, or other heavy fixtures or equipment. Tenant will not install in the Demised Premises any fixtures, equipment or machinery that will place a load upon the floor exceeding the designed floor load capacity of the building. Landlord may prescribe the placement and positioning of all such objects within the building and such objects shall be placed upon platforms, plates or footings of such size as Landlord shall prescribe if necessary. All damage done to the building by installing or removing a safe or any other article of Tenant's office equipment, or due to its being in the Demised Premises, shall be repaired at the expense of Tenant.

     6.8 Moving & Deliveries.

          (a) Moving in or out of the building is prohibited on days and hours specified in Section 1.8. Tenant shall provide Landlord with forty-eight (48) hours advanced written notice of any move and obtain Landlord's approval therefor in order to facilitate scheduling use of freight elevators and loading area.

          (b) No freight, furniture or other bulky matter of any description shall be received into the building or carried in the elevators, except as authorized by Landlord. All moving of furniture, material and equipment shall be under the direct control and supervision of Landlord, who shall, however, not be responsible for any damage to or charges for moving same. Tenant shall promptly remove from the public area adjacent to said building any of Tenant's property delivered or deposited there.

          (c) Any and all damage or injury to the Demised Premises or the building caused by moving the property of Tenant into or out of the Demised Premises shall be repaired at the sole cost of Tenant. Deliveries from lobby and freight areas requiring use of hand carts shall be restricted to freight elevators. All hand carts used in delivery, receipt or movement of freight, supplies, furniture, or fixtures shall be equipped with rubber tires and side guards. Tenant shall cooperate identifying delivery contractors and movers causing damage to the building.

     6.9 Rules and Regulations. Tenant shall, and shall insure that Tenant's agents, employees, invitees and guests, faithfully keep, observe and perform the Building Rules and Regulations set forth in Exhibit C, attached hereto and made a part hereof, and such other reasonable rules and regulations as Landlord may make, which shall not substantially interfere with the intended use of the Demised Premises, which in Landlord's judgment are needful for the general well being, operation and maintenance of the Demised Premises and the building of which they are a part, together with their appurtenances, unless waived in writing by Landlord. In addition to any other remedy provided for herein, Landlord shall have the right to impose a fine of $200 per incident for violations of Building Rules and Regulations. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce such rules and regulations, or the terms, conditions or covenants contained in any other Lease, as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, business invitees, licensees, customers, clients family members or guests. Further, it shall be in Landlord's reasonable judgment to determine whether Tenant is in compliance with the Rules and Regulations.

     6.10 Tenant Maintenance & Conditions of Premises. Upon Surrender. Tenant will keep the Demised Premises and the fixtures and equipment therein in good order and condition, will suffer no waste or injury thereto, and will, at the expiration or other termination of the term hereof, surrender and deliver up the same in like good order and condition as the premises shall be at the commencement of the term of this Lease, subject to the provisions of Section 6.4(c), ordinary wear and tear excepted.

     6.11 Tenant Equipment. Maintenance and repair of equipment such as special light fixtures, kitchen fixtures, auxiliary heating, ventilation, or air-conditioning equipment, private bathroom fixtures and any other type of special equipment together with related plumbing or electrical services, or Tenant rugs, carpeting and drapes within the Demised Premises, whether installed by Tenant or by Landlord on behalf of Tenant, shall be the sole responsibility of Tenant, and Landlord shall have no obligation in connection therewith. Notwithstanding the provisions hereof, in the event that repairs required to be made by Tenant become immediately necessary to avoid possible injury or damage to persons or property, Landlord may, but shall not he obligated to, make repairs to Tenant equipment at Tenant's expense. Within ten (10) days after Landlord renders a bill for the cost of said repairs, Tenant shall reimburse Landlord.

7.   ACCESS

     7.1 Landlord's Access. Landlord, its agent or employees, shall have the right to enter the Demised Premises at all reasonable times (a) to make inspections or to make such repairs and maintenance to the Demised Premises or repairs and maintenance to other premises as Landlord may deem necessary; (b) to exhibit the premises to prospective tenants during the last six (6) months of the term of this Lease; and (c) for any purpose whatsoever relating to safety, protection or preservation of the building of which the Demised Premises form a part.

     7.2 Restricted Access. No additional locks, other devices or systems which would restrict access to the Demised Premises shall be placed upon any doors without the prior consent of Landlord. Landlord's consent to installation of anti-crime warning devices or security systems shall not be unreasonably withheld; provided Landlord shall not be required to give such consent unless Tenant provides Landlord with a means of access to the demised premised for emergency and routine maintenance purposes. Unless access to the Demised Premises is provided during the hours when cleaning service is normally rendered, Landlord shall not be responsible for providing such service to the Demised Premises or to those portions thereof which are inaccessible. Such inability by Landlord to provide cleaning services to inaccessible areas shall not entitle Tenant to any adjustment in rent.

8.   LIABILITY

     8.1 Personal Property. All personal property of Tenant in the Demised Premises or in the building of which the Demised Premises is a part shall be at the sole risk of Tenant. Landlord shall not be liable for any damage thereto or for the theft or misappropriation thereof, unless such damage, theft or misappropriation is directly attributable to the negligence of Landlord, its agents or employees. Landlord shall not be liable for any accident to or damage to property of Tenant resulting from the use or operation of elevators or of the heating, cooling, electrical or plumbing apparatus, unless caused by and due to the negligence of Landlord, its agents or employees. Landlord shall not, in any event, be liable for damages to property resulting from water, steam or other causes. Tenant hereby expressly releases Landlord from any liability incurred or claimed by reason of damage to Tenant's property, unless said damages are proved to be the direct result of negligence of Landlord, its agents or employees. Landlord shall not be liable in damages, nor shall this Lease be affected, for conditions arising or resulting, and which affect the building of which the Demised Premises is a part, due to construction on contiguous premises.

     8.2 Criminal Acts of Third Parties. Landlord shall not be liable in any manner to Tenant, its agents, employees, invitees or visitors for any injury or damage to Tenant, Tenant's agents, employees, invitees, or visitors, or their property, caused by the criminal or intentional misconduct of third parties or of Tenant, Tenant's employees, agents, invitees, or visitors. All claims against Landlord for any such damage or injury are hereby expressly waived by Tenant, and Tenant hereby agrees to hold harmless and indemnify Landlord from all such damages and the expense of defending all claims made by Tenant's employees, agents, invitees, or visitors arising out of such acts.

     8.3 Public Liability. Landlord assumes no liability or responsibility whatsoever with respect to the conduct and operation of the business to be conducted upon the Demised Premises. Landlord shall not be liable for any accident to or injury to any person or persons or property in or about the Demised Premises which are caused by the conduct and operation of said business or by virtue of equipment or property of Tenant in said premises. Tenant agrees to hold Landlord harmless against all such claims, and indemnify Landlord from all damages and the expense of defending all such claims.

     8.4 Tenant Insurance.

          (a) Tenant at its cost shall maintain as named insured, during the term of this Lease, public liability and property damage insurance with at least a single combined liability and property damage limit of $1,000,000.00, insuring against all liability of Tenant and its authorized representatives arising out of and in connection with Tenant's use or occupancy of the premises. All public liability insurance and property damage insurance shall insure performance by Tenant of the indemnity provisions of Section 8.1, 8.2 and 8.3. Landlord and Landlord's Agent shall be named as additional insureds. The policy shall contain cross-liability endorsements, and an assumed contractual liability endorsement that refers expressly to this Lease.

          (b) Tenant at its cost shall maintain as named insured, during the term of this Lease, fire and extended coverage insurance on the Demised Premises and its contents, including any Leasehold improvements made by Tenant, in an amount sufficient so that no co-insurance will be payable in case of loss.

          (c) Tenant shall increase its insurance coverage as required not more frequently than each three (3) years, if in the opinion of the mortgagee of the building or Landlord's insurance agent the amount of public liability and property damage insurance coverage at that time is not adequate.

          (d) All insurance required under this Lease shall be insurance companies authorized to do business in the jurisdiction where the building of which the Demised Premises is a part is located. Such companies shall have a policyholder rating of at least "A" and be assigned a financial size category of a least "Class XIV" as rated in the most recent edition of "Best's Key Rating Guide" for insurance companies. Each policy shall contain an endorsement requiring 30 days' written notice from the insurance company to Landlord before cancellation or any charge in the coverage, scope or amount of any policy. Each policy, or a certificate showing it is in effect, together with evidence of payment of premiums, shall he deposited with Landlord at least thirty (30) days prior to the expiration date of any policy.

          (e) Notwithstanding the fact that any liability of Tenant to Landlord may he covered by Tenant's insurance, Tenant's liability shall in no way be limited by the amount of its insurance recovery.

9.   DAMAGE

     9.1 Damages Caused By Tenant. Subject to the provision of Section 9.2, all injury to the Demised Premises and other portions of the building of which it is a part, caused by Tenant, its agents, employees, invitees and visitors, will be repaired by Landlord at the expense of Tenant, except as otherwise provided in
Section 6.11, or repaired by Tenant with Landlord's approval in accordance with
Section 6. Tenant shall reimburse Landlord for such repairs within ten (10) days of receipt of invoice from Landlord of the costs. At its election, Landlord may regard the same as additional rent, in which event the cost shall become additional rent payable with the installment of rent next becoming due after notice is received by Tenant from Landlord. This provision shall be construed as an additional remedy granted to Landlord and not in limitation of any other rights and remedies which Landlord has or may have in said circumstances.

     9.2 Fire or Casualty Damage. In the event of damage or destruction of the Demised Premises by fire or any other casualty without the fault or neglect of Tenant, its agents, employees, invitees or visitors, this Lease shall not be terminated, but structural damage to the premises including demising partitions and doors shall be promptly and fully repaired and restored as the case may be by Landlord at its own cost and expense. Due allowance, however, shall be given for reasonable time required for adjustment and settlement of insurance claims, and for such other delays as may result from government restrictions, and controls on construction, if any, and for strikes, national emergencies and other conditions beyond the control of Landlord. Restoration by Landlord shall not include replacement of furniture, equipment or other items that do not become part of the building or any improvements to the Demised Premises in excess of those provided for as building standard items as of the commencement date of this Lease. Tenant shall be responsible for the repair and restoration of the Demised Premises and Tenant's property beyond Landlord's obligation at no cost to Landlord, in accordance with the provisions of Section 6, for which it shall maintain adequate insurance pursuant to Section 8.4 herein. In the event of fire or casualty damage to the Demised Premises caused by the fault or neglect of Tenant, its agents, employees, invitees or visitors, Landlord shall restore structural damages as described herein at Tenant's cost and expense. It is agreed that in any of the aforesaid events, this Lease shall continue in full force and effect.

     9.3 Untenantability. If the condition referred to in Section 9.2 is such so as to make the entire premises untenantable, then the rental which Tenant is obligated to pay hereunder shall abate as of the date of the occurrence until the premises have been fully and completely restored by Landlord. Any unpaid or prepaid rent for the month in which said condition occurs shall be prorated. If the premises are partially damaged or destroyed, then during the period that Tenant is deprived of the use of the damaged portion of said premises, Tenant shall be required to pay rental covering only that part of the premises that it is able to occupy, based on the portion of the total rent which the amount of square foot area remaining that can be occupied bears to the total square foot area of all premises covered by this Lease. In the event the premises are substantially or totally destroyed by fire or other casualty so as to be entirely untenantable, and it shall require more than ninety (90) days from the date of said fire or other casualty for Landlord to complete restoration of same, then Landlord, upon written notice to Tenant, may terminate this Lease, in which case the rent shall be apportioned and paid to the date of said fire or other casualty. Due allowance, however, shall be given for reasonable time required for adjustment and settlement of insurance claims, and for such other delays as may result from government restrictions, and controls on construction, if any, and or strikes, national emergencies and other conditions beyond the control of Landlord. No compensation, or claim, or diminution of rent will be allowed or paid by Landlord, by reason of inconvenience, annoyance, or injury to business, arising from the necessity of repairing the Demised Premises or any portion of the building of which they are a part.

10.  CONDEMNATION

     10.1 Landlord Rights to Award. Tenant agrees that if the whole or a substantial part of the Demised Premises shall be taken or condemned for public or quasi-public use or purpose by any competent authority, Tenant shall have no claim against Landlord and shall not have any claim or right to any portion of the amount that may be awarded as damages or paid as a result of any such condemnation. All rights of Tenant to damages therefor, if any, are hereby assigned by Tenant to Landlord. Upon such condemnation or taking, the term of this Lease shall cease and terminate from the date of such government taking or condemnation. If a portion of the building or the Demised Premises is taken or condemned, and the remainder in Landlord's opinion is not economically usable, Landlord shall notify Tenant of the termination of this Lease effective as of the date of such governmental taking or condemnation. Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease. If less than a substantial part of the Demised Premises is taken or condemned by any governmental authority for public or quasi-public use or purpose and the remainder is usable by Tenant, the rent shall be equitably adjusted on the date when title vests in such governmental authority and the Lease shall otherwise continue in full force and effect. For the purposes of this Section 10, a substantial part of the Demised Premises shall be considered to have been taken if more than fifty percent (50%) of the Demised Premises are unusable by Tenant.

     10.2 Tenant Right to File Claim. Nothing in Section 10.1 shall preclude Tenant from filing a separate claim against the condemning authority for the undepreciated value of its Leasehold improvements and relocation expenses, provided that any award to Tenant will not result in a diminution of any award to Landlord.

11.  BANKRUPTCY

     11.1 Events of Bankruptcy. The following shall be Events of Bankruptcy under this Lease:

          (a) Tenant's becoming insolvent, as the term is defined in Title 11 of the United States Code, entitled Bankruptcy, 11 U.S.C. Sec. 101 et seq. (the "Bankruptcy Code"), or under the insolvency laws of any State, District, Commonwealth or Territory of the United States ("Insolvency Laws");

          (b) The appointment of a receiver or custodian for any or all of Tenant's property or assets, or the institution of a foreclosure action upon any of Tenant's real or personal property;

          (c) The filing of a voluntary petition under the provisions of the Bankruptcy Code or Insolvency Laws;

          (d) The filing of an involuntary petition against Tenant as other subject debtor under the Bankruptcy Code or Insolvency Laws, which is either not dismissed within thirty (30) days of filing, or results in the issuance of an order for relief against the debtor, whichever is later; or

          (e) Tenant's making or consenting to an assignment for the benefit of creditors of a common law composition of creditors.

     11.2 Landlord's Remedies.

          (a) Termination of Lease. Upon occurrence of an Event of Bankruptcy, Landlord shall have the right to terminate this Lease by giving written notice to Tenant; provided, however, that this Section 11.2(a) shall have no effect while a notice in which Tenant is the subject debtor under the Bankruptcy Code is pending, unless Tenant or its Trustee is unable to comply with the provisions of Section 11.2(d) and (e) below. At all other times this Lease shall automatically cease and terminate, and Tenant shall be immediately obligated to quit the premises upon the giving of notice pursuant to this Section 11.2(a). Any other notice to quit, or notice of Landlord's intention to re-enter is hereby expressly waived. If Landlord elects to terminate this Lease, everything contained in this Lease on the part of Landlord to be done and performed shall cease without prejudice, subject, however, to the rights of Landlord to recover from Tenant all rent and any other sums accrued up to the time of termination or recovery of possession by Landlord, whichever is later, and any other monetary damages or loss of reserved rent sustained by Landlord.

          (b) Suit for Possession. Upon termination of this Lease pursuant to
Section 11.2(a), Landlord may proceed to recover possession under and by virtue of the provisions of the laws of any applicable jurisdiction, or by such other proceedings, including reentry and possession, as may be applicable.

          (c) Non-Exclusive Remedies. Without regard to any action by Landlord as authorized by Section 11.2(a) and (b) above, Landlord may at its discretion exercise all the additional provisions set forth below in Section 12.

          (d) Assumption or Assignment by Trustee. In the event Tenant becomes the subject debtor in a case pending under the Bankruptcy Code, Landlord's right to terminate this Lease pursuant to Section 11.2(a) shall be subject to the rights of the Trustee in Bankruptcy to assume or assign this Lease. The Trustee shall not have the right to assume or assign this Lease unless the Trustee (i) promptly cures all defaults under this Lease, (ii) promptly compensates Landlord for monetary damages, incurred as a result of such default, and (iii) provides adequate assurance of future performance on the part of Tenant as debtor in possession or on the part of the assignee Tenant.

          (e) Adequate Assurance of Future Performance. Landlord and Tenant hereby agree in advance that adequate assurance of future performance, as used in Section 11.2(d) above, shall mean that all of the following minimum criteria must be met: (i) Tenant's gross receipts in the ordinary course of business during the thirty-day period immediately preceding the initiation of the case under the Bankruptcy Code must be at least two times greater than the next payment of rent due under this Lease; (ii) Both the average and median of Tenant's gross receipts in the ordinary course of business during the six-month period immediately preceding the initiation of the case under the Bankruptcy Code must be at least two times greater than the next payment of rent due under this Lease; (iii) Tenant must pay its estimated pro rata share of cost of all services provided by Landlord (whether directly or through agents or contractors and whether or not previously included as part of the base rent), in advance of the performance or provision of such services; (iv) The Trustee must agree that Tenant's business shall be conducted in a first class manner, and that no liquidating sales, auctions, or other non-first class business operations shall be conducted on the premises; (v) The

Trustee must agree that the use of the premises as stated in this Lease will remain unchanged and that no prohibited use shall be permitted; and (vi) The Trustee must agree that the assumption or assignment of this Lease will not violate or affect the rights of other tenants in the building.

          (f) Failure to Provide Adequate Assurance. In the event Tenant is unable to (i) cure its defaults, (ii) reimburse the Landlord for its monetary damages, (iii) pay the rent due under this Lease, and all other payments required of Tenant under this Lease on time (or within five (5) days), or (iv) meet the criteria and obligations imposed by Section 11.2(e) above, Tenant agrees in advance that it has not met its burden to provide adequate assurance of future performance, and this Lease may be terminated by Landlord in accordance with Section 11.2(a) above.

12.  DEFAULTS & REMEDIES

     12.1 Default. It is agreed that Tenant shall be in default if: Tenant shall fail to pay the rent, or any installments thereof as aforesaid, at the time shall become due and payable and/or any additional rent as herein provided although no demand shall have been made for the same; or Tenant shall violate or fail or neglect to keep and perform any of the covenants, conditions and agreements, or rules and regulations herein contained on the part of Tenant to be kept and performed.

     12.2 Remedies. In each and every such event set forth in Section 12.1 above, from thenceforth and at all times thereafter, at the option of Landlord, Tenant's right of possession shall thereupon cease and terminate, and Landlord shall be entitled to the possession of the Demised Premises and to re-enter the same without demand of rent or demand of possession of said premises and may forthwith proceed to recover possession of the Demised Premises by process of law, any notice to quit being hereby expressly waived by Tenant. In the event of such re-entry by process of law or otherwise, Tenant nevertheless agrees to remain answerable for any and all damage, deficiency or loss of rent which Landlord may sustain by such re-entry, including reasonable attorney's fees and court costs. If, under the provisions hereof, seven (7) days summons or other applicable summary process shall be served, and a compromise or settlement therefor shall be made, such action shall not be constituted as a waiver of any breach of any covenant, condition or agreement herein contained. No waiver of any breach of any covenant, condition or agreement, herein contained, on one or more occasions shall operate as a waiver of the covenant, condition or agreement itself, or of any subsequent breach thereof. No provision of this Lease shall he deemed to have been waived by Landlord unless such waiver shall be in writing signed by Landlord.

     12.3 Landlord's Right to Relet. Should this Lease be terminated before the expiration of the term of this Lease by reason of Tenant's default as provided in Section 11 or 12, or if Tenant shall abandon or vacate the premises before the expiration or termination of the term of this Lease, the Demised Premises may be relet by Landlord for such rent and upon such terms as are reasonable under the circumstances. If the full rent reserved under this Lease (and any of the costs, expenses or damages indicated below) shall not be realized by Landlord, Tenant shall be liable for all damages sustained by Landlord, including, without limitation, deficiency in rent, reasonable attorney's fees, other collection costs, brokerage fees, and expenses of placing the premises in first-class rentable condition. Landlord, in putting the premises in good order or preparing the same for rerental may, at Landlord's option, make such alterations, repairs, or replacements in the premises, and the making of such alterations, repairs, or replacements in the premises as Landlord, in Landlord's sole judgment, considers advisable and necessary for the purpose of reletting the premises, and the making of such alternations, repairs, or replacements shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to relet the premises, or in the event that the premises are relet, for failure to collect the rent thereof under such reletting. In no event shall Tenant be entitled to receive any excess, if any, of such net rent collected over the sums payable by Tenant to Landlord hereunder.

     12.4 Recovery of Damages. Any damage or loss of rent sustained by Landlord may be recovered by Landlord, at Landlord's option, in separate actions, from time to time, as said damage shall have been ascertained or, at Landlord's option, may be deferred until the expiration of the term of

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this Lease (in which event Tenant hereby agrees that the cause of action shall not be deemed to have accrued until the date of expiration of said term). The provisions contained in this paragraph shall be in addition to and shall not prevent the enforcement of any claim Landlord may have against Tenant for anticipatory breach of the unexpired term of this Lease. All rights and remedies of Landlord under this Lease shall be cumulative and shall not be exclusive of any rights and remedies provided to Landlord under applicable law. In the event Tenant becomes the subject debtor in a case under the Bankruptcy Code, the provisions of this Section 12.4 may be limited by the limitations of damage provisions of the Bankruptcy Code.

     12.5 Waiver. If under the provisions hereof Landlord shall institute proceedings and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of any covenant, rule or regulation herein contained nor of any of Landlord's rights hereunder. No waiver by Landlord of any breach of any covenant, condition, agreement, rule or regulation herein contained shall operate as a waiver of such covenant, condition, agreement, rule or regulation itself, or of any subsequent breach thereof.

     12.6 Anticipatory Repudiation. If, prior to the commencement of the term of this Lease, Tenant notifies Landlord of or otherwise unequivocally demonstrates as intention to repudiate this Lease, Landlord may, at its option, consider such anticipatory repudiation a breach of this Lease. In addition to any other remedies available to it hereunder or at law or in equity, Landlord may retain all rent paid upon execution of the Lease and the security deposit, if any, shall be applied to Landlord's damages: reletting, loss of rent, etc. It is agreed between the parties that for the purpose of calculating Landlord's damages, in a building which has other available space at the time of Tenant's breach, the premises covered by this Lease shall be deemed the last space rented, even though the premises may be rerented prior to such other vacant space. Tenant shall pay in full for all tenant improvements constructed or installed within the Demised Premises to the date of the breach, and for materials ordered at its request for the Demised Premises.

     12.7 Tenant Abandonment of Premises.

          (a) Abandonment. If the Demised Premises shall be deserted or vacated by Tenant for thirty (30) consecutive days or more without notice to Landlord, and Tenant shall have failed to make the current rental payment, the premises may be deemed abandoned. Landlord may consider Tenant in default under this Lease and may pursue all remedies available to it under this Lease or at law.

          (b) Landlord Right to Enter and to Relet. If Tenant vacates or abandons the premises as defined above, Landlord may, at its option, enter into the premises without being liable for any prosecution therefor or for damages by reason thereof. In addition to any other remedy, Landlord, as agent of Tenant, may relet the whole or any part of the premises for the whole or any part of the then unexpired Lease term. For the purposes of such reletting, Landlord may make any alterations or modifications of the premises considered desirable in its sole judgment.

          (c) Rights to Dispose of Tenant Property. If Tenant vacates or abandons the premises as defined above, any property that Tenant leaves on the premises shall be deemed to have been abandoned and may either be retained by Landlord as the property of Landlord or may be disposed of at public or private sale in accordance with applicable law as Landlord sees fit. The proceeds of any public or private sale of Tenant's property, or the then current fair market value of any property retained by Landlord, shall be applied by Landlord against
(1) the expenses of Landlord for removal, storage or sale of the property; (ii) the arrears of rent or future rent payable under this Lease; and (iii) any other damages to which Landlord may be entitled hereunder.

          (d) Transfer of Tenant Property to Creditors. If Tenant vacates or abandons the premises, as defined above, Landlord may, upon presentation of evidence of a claim valid upon its face of ownership or of a security interest in any of Tenant's property abandoned in the premises, turn over such property to the claimant with no liability to Tenant.

13.  SUBORDINATION

     13.1 Subordination. This Lease is subject and subordinate to all ground or underlying Leases and to all mortgages and/or deeds of trust and/or other security interests which may now or hereafter affect the real property of which the Demised Premises form a part, and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument of subordination shall be required to effect this subordination. Notwithstanding the foregoing, in confirmation of such subordination, Tenant shall at Landlord's request execute and deliver to Landlord within ten (10) business days after Landlord's request, any requisite or appropriate certificate, subordination agreement or other document that may be reasonably requested by Landlord or any other party requiring such certificate, subordination agreement or document. If Tenant fails to execute such certificate, subordination agreement or other document within said ten (10) day period, Tenant by such failure irrevocably constitutes and appoints Landlord as its special attorney-in-fact to execute such certificate, subordination agreement or other document on Tenant's behalf. Notwithstanding the foregoing subordination, Tenant agrees that any landlord under any ground or underlying Lease, and any mortgagee or trustee under any security agreement to which this Lease is now, or may hereafter, become subject or subordinate, may elect to continue this Lease and Tenant agrees that in such event neither the cancellation nor termination of any ground or underlying Lease, nor the foreclosure under any mortgage or deed of trust, nor the sale at foreclosure, nor the transfer by a deed in lieu of foreclosure, shall, by operation of law or otherwise, result in cancellation or termination of this Lease or the obligations of Tenant hereunder and this Lease shall continue as a direct Lease between Tenant and such landlord, mortgagee, purchaser or trustee.

     13.2 Estoppel Certificates. Tenant shall execute and return within ten (10) business days any certificate that Landlord may request from time to time, stating that this Lease is unmodified and in full force and effect, or in full force and effect as modified, and stating the modification. The certificate also shall state (a) the amount of base monthly rent and the dates to which the rent has been paid in advance; (b) the amount of any security deposit or prepaid rent; (c) that there is no present default on the part of Landlord, or attach a memorandum stating any such instance of default; (d) that Tenant has no right to setoff and no defense or counterclaim against enforcement of its obligations under this Lease; (e) that Tenant has no other notice of any sale, transfer or assignment of this Lease or of the rentals; (f) that all work required of Landlord has been completed and that the work is accepted as satisfactory; (g) that Tenant is in full and complete possession of the Demised Premises; (h) the date on which rent commenced and the date to which it is paid; (i) that Tenant has not advanced any amounts to or on behalf of Landlord which have not been reimbursed; (j) that Tenant understands that this Lease has been collaterally assigned to Landlord's mortgagee as security for a loan to Landlord; (k) that rent may not be prepaid without the prior written approval of Landlord's mortgagee; and (1) such other items as Landlord may reasonably request. Failure to deliver the certificate within the ten (10) business days shall be conclusive upon Tenant for the benefit of Landlord and any successor to Landlord that this Lease is in full force and effect and has not been modified except as may be represented by the party requesting the certificate. If Tenant fails to deliver the certificate within the ten (10) business days, Tenant by such failure irrevocably constitutes and appoints Landlord as its special attorney-in-fact to execute and deliver the certificate to any third party.

     13.3 Attornment. Tenant covenants and agrees that, in the event of any foreclosure under any mortgage or deed of trust, or any renewal, modification, consolidation, replacement or extension thereof, or in the event of any acceptance of any deed in lieu of foreclosure, which may now or hereafter affect the real property of which the Demised Premises are a part, Tenant shall attorn to the party secured by such mortgage or deed of trust, or any renewal, modification, consolidation, replacement or extension thereof, and to any purchaser at any foreclosure sale or party taking a deed in lieu of foreclosure. Tenant covenants and agrees to attorn to any successor to Landlord's interest in any ground or underlying Lease. In any case, such landlord or successor under such ground or underlying Lease or such secured party or purchaser at foreclosure sale or party taking a deed in lieu of foreclosure shall not be bound by any prepayment on the part of Tenant of any rent for more than one month in advance, so that rent shall be payable under this Lease in accordance with its terms, from the date of the termination or transfer of the ground or underlying Lease or the foreclosure under such mortgage or deed of trust, or the date of foreclosure sale or transfer by deed in lieu of foreclosure, as if such prepayment had not been made. Further, such landlord or successor in interest shall not be liable for damages for any act or omission of Landlord or any prior landlord or be subject to any offsets or defenses which Tenant may have against Landlord or any prior landlord. Tenant shall, upon request of such landlord or successor landlord, execute and deliver an instrument or instruments confirming Tenant's attornment.

     13.4 Mortgagee Rights.

          (a) Tenant shall, at its own expense, comply with all reasonable notices of Landlord's mortgagee or other financial institution providing funds which are secured by a mortgage or deed of trust placed on the whole or any part of the real property of which the Demised Premises are a part, respecting all matters of occupancy, use, condition or maintenance of the Demised Premises, provided the same shall not unreasonably interfere with the conduct of Tenant's business nor materially limit or affect the rights of the parties under this Lease. Notwithstanding acceptance and execution of this Lease by the parties hereto, the terms hereof shall be deemed automatically modified, if so required, for the purpose of complying with or fulfilling the reasonable requirements of any mortgagee or trustee named or secured by a mortgage or deed of trust that may now or hereafter be placed upon or secured by the real property of which the Demised Premises are a part or any part thereof, or any other financial institution providing funds to finance or refinance the real property of which the Demised Premises are a part, provided, however, that such modifications(s) shall not be in material derogation or diminution of any of the rights of the parties hereunder, nor materially increase any of the obligations or liabilities of the parties hereunder.

          (b) Tenant agrees to give Landlord's mortgagee and any trustee named or secured by a mortgage or deed of trust a copy of any notice of default served upon Landlord by Tenant, provided that prior to such notice Tenant has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise) of addresses of such mortgagees and trustees. Notice shall be provided to the mortgagees and trustees by registered mail. Tenant further agrees that if Landlord shall have failed to cure such default within the cure period provided in this Lease, if any, then the mortgagees and/or trustees shall have an additional thirty (30) days within which to cure such default, or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days any mortgagee and/or trustee has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being diligently pursued.".

14.  TENANT HOLDOVER

     14.1 With Landlord Consent. If Tenant continues, with the knowledge and written consent of Landlord obtained at least thirty (30) days prior to the expiration of the term of this Lease, to remain in the premises after the expiration of the term of this Lease, then and in that event, Tenant shall, by virtue of this holdover agreement, become a tenant by the month at the rent stipulated by Landlord in said holdover agreement, commencing said monthly tenancy with the first day next after the end of the term above demised. Tenant shall give to Landlord at least thirty (30) days' written notice of any intention to quit said premises. Tenant shall be entitled to thirty (30) days' written notice to quit said premises, except in the event of nonpayment of rent in advance or of the breach of any other covenant by Tenant, in which event Tenant shall not be entitled to any notice to quit, the usual thirty (30) days' notice to quit being hereby expressly waived.

     14.2 Without Landlord Consent. In the event that Tenant, without the consent of Landlord, shall hold over the expiration of the term hereby created, then Tenant hereby waives all notice to quit and agrees to pay to Landlord for the period that Tenant is in possession after the expiration of this Lease, a monthly rent which is three times the total rent (base monthly rent, as stipulated in Section 1.3, plus additional rent, as stipulated in Section 1.5) applicable to the last month of this Lease. Tenant expressly agrees to hold Landlord harmless from all loss and damages, direct and consequential, which Landlord may suffer in defense of claims by other parties against Landlord arising out of the holding over by Tenant, including without limitation attorneys' fees which may be incurred by Landlord in defense of such claims. Acceptance of rent by Landlord subsequent to the expiration of the term of this

Lease shall not constitute consent to any holding over. Landlord shall have the right to apply all payments received after the expiration date of this Lease or any renewal thereof toward payment for use and occupancy of the premises subsequent to the expiration of the term and toward any other sums owed by Tenant to Landlord. Landlord, at its option, may forthwith re-enter and take possession of said premises without process, or by any legal process in force. Notwithstanding the foregoing, Tenant's holdover without Landlord consent due to acts of God, riot, or war shall be at the total rent applicable to the last month of the term for the duration of the condition (but not to exceed ten days), but such continued occupancy shall not create any renewal of the term of this Lease or a tenancy from year-to-year, and Tenant shall be liable for any loss and damages suffered by Landlord as described above.

15.  SECURITY DEPOSIT

     15.1 Tenant shall deposit with Landlord simultaneously with the execution of this Lease, the amount stipulated in Section 1.6 as a security deposit. Provided Tenant is not in default in the payment of rent or any other charges due Landlord, and further provided the Demised Premises are left in good condition, reasonable wear and tear excepted, as described in Section 6.10, said deposit (which shall not bear interest to Tenant) shall be returned to Tenant within thirty (30) days after the termination of this Lease. If Tenant is in default or if the premises are not left in good condition, then the security deposit shall be applied to the extent available on account of sums due Landlord or the cost of repairing damages to the Demised Premises. In the event of the sale or transfer of Landlord's interest in the building, Landlord shall have the right to transfer the security deposit to such purchaser or transferee, in which event Tenant shall look only to the new Landlord for the return of the security deposit and Landlord shall thereupon be released from all liability to Tenant for the return of such security deposit.

16.  QUIET ENJOYMENT

     16.1 So long as Tenant shall observe and perform the covenants and agreements binding on it hereunder, Tenant shall at all times during the term herein granted, peacefully and quietly have and enjoy possession of the premises without any encumbrance or hindrance by, from or through Landlord, except as provided for elsewhere under this Lease. Nothing in this Section shall prevent Landlord from performing alterations or repairs on other portions of the building not Leased to Tenant, nor shall performance of such alterations or repairs be construed as a breach of this covenant by Landlord.

17.  SUCCESSORS

     17.1 All rights, remedies and liabilities herein given to or imposed upon either of the parties hereto, shall extend to their respective heirs, executors, administrators, successors, and assigns. This provision shall not be deemed to grant Tenant any right to assign this Lease or to sublet the premises.

18.  WAIVER OF JURY TRIAL

     18.1 Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other one or in respect of any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant hereunder, Tenant's use or occupancy of the Demised Premises, and/or any claim of "injury or damage."

19.  LIMITATION OF LIABILITY

     19.1 Notwithstanding anything to the contrary contained in this Lease, if any provision of this Lease expressly or impliedly obligates Landlord not to unreasonably withhold its consent or approval, an action for declaratory judgment or specific performance will be Tenant's sole right and remedy in any dispute as to whether Landlord has breached such obligation.

20.  PRONOUNS & DEFINITIONS

     20.1 Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular number, in any place or places herein in which the context may require such substitution or substitutions. Landlord and Tenant herein for convenience have been referred to in the neuter form.

     20.2 Wherever the word "premises" is used in this Lease, it shall refer to the Demised Premises described in Section 1.1, unless the context clearly requires otherwise.

21.  NOTICES

     21.1 Addresses for Notices. All notices required or desired to be given hereunder by either party to the other shall be personally delivered or given by certified or registered mail and addressed as specified in Section 1.10. Either party may, by like written notice, designate a new address to which such notices shall be directed.

     21.2 Effective Date of Notice. Notice shall be deemed to be effective when personally delivered or received or rejected unless otherwise stipulated herein.

22.  EXHIBITS; SPECIAL PROVISIONS

     22.1 Incorporation in Lease. It is agreed and understood that any Exhibits and Special Provisions referred to in Sections 1.11 and 1.12, respectively, and attached hereto, form an integral part of this Lease and are hereby incorporated by reference.

     22.2 Conflicts. If there is a conflict between a Special Provision hereto and the Specific Provisions or General Provisions of this Lease, the Special Provision shall govern.

23.  CAPTIONS

     23.1 All Section and paragraph captions herein are for the convenience of the parties only, and neither limit nor amplify the provisions of this Lease.

24.  ENTIRE AGREEMENT; MODIFICATION

     24.1 This Lease, all Exhibits hereto, and Special Provisions incorporated herein by reference contain all the agreements and conditions made between the parties and may not be modified orally or in any other manner than by an agreement in writing, signed by the parties hereto.

25.  SEVERABILITY

     25.1 The unenforceability, invalidity, or illegality of any provision herein shall not render any other provision herein unenforceable, invalid, or illegal.

26.  RENT

     26.1 On the first day of the second Lease year and of each subsequent Lease year, the Base Annual Rent shall be increased by Two and One Half Percent (21/2%) of the Base Annual Rent in effect during the previous Lease year. The escalated Base Annual Rent so determined shall be the "Base Annual Rent" for all purposes of this Lease, including the calculation of the increase in Base Annual Rent for the subsequent Lease year. The increase in Base Annual Rent shall be calculated without regard to any waiver of rent or rent credit provided to Tenant.

     26.2 In Section 2.2, delete the second sentence entirely.

     26.3 In Subsection 2.2(a), in the fourth line, after 'part' insert a period and delete the rest of the sentence.

     26.4 In Subsection 2.2(b)(i), in the sixth line, delete 'or depreciation or' and replace with "using"; and in the eighth line, after 'taxes' insert a period and delete the rest of the sentence.

     26.5 In Subsection 2.2(b)(ii), in the fourth line, after 'compensation' insert "of any type (i.e., bonuses, retreats, company cars, etc.)"; and in the fifth line, after 'taxes;' insert "legal fees, except those which reduce Operating Expenses and Real Estate Taxes; depreciation or amortization or other non-cash charges except as provided in Subsection 2.2(b)(i); tenant improvement work for any tenant including Tenant; any fees and costs associated with any mortgage; rental on ground leases or other underlying leases; wages, bonuses and other compensation of off-site employees; any costs or expenses in excess of Ten Thousand and 00/100 Dollars ($10,000.00) annually incurred in connection with the removal, enclosure, encapsulation or other handling of asbestos or other hazardous or toxic materials or substances; cost of any item for which Landlord is paid or reimbursed by insurance; increased insurance or Real Estate Taxes assessed specifically to any tenant of the Building; charges for electricity, water, other utilities and applicable taxes for which Landlord is reimbursed from any tenant; cost of any HVAC, janitorial or other services provided to tenants on an extra-cost basis after regular business hours and not available to Tenant; cost of installing, operating and maintaining any specialty service, such as an observatory, broadcasting facilities, luncheon club, athletic or recreation club; any cost representing an amount paid to a person, firm, corporation or other entity related to Landlord which is in excess of the fair market value; any cost of painting or decorating of any interior parts of the Building other than common areas; Landlord's general overhead attributable to the activities of Landlord's officers and executives; accounting fees, and expenditures incurred in connection with negotiations, disputes and claims of other tenants or occupants of the Building or with other third parties except as otherwise provided in the Lease; cost of acquiring sculptures, paintings and other objects of art;".

     26.6 Subsection 2.2(c) is deleted entirely.

     26.7 In subsection 2.3(a), the last sentence of the paragraph is deleted entirely.

     26.8 In Subsection 2.3(c), in the first line, after 'practicable' insert ", but within six (6) months thereafter,"; in the third line, insert a period after 'Year' and delete the rest of the sentence; and in the seventh and eighth lines, delete 'and the actual increase attributable to the increase in the Consumer Price Index'.

     26.9 In Subsection 2.3(d), in the first line, change 'ten (10)' to "ninety
(90)"; in the fourth and fifth lines, change 'thirty (30)' to "sixty (60)"; and in the last sentence after 'Landlord' delete the rest of the sentence and replace with "with the next installment of rent, or if Tenant has vacated the demised premises, within thirty (30) days.".

     26.10 In Subsection 2.3(e), delete the third sentence entirely; and in the last line, delete 'accountant's' and replace with "and Tenant's accounting".

     26.11 In Section 2.9, in the third line, after 'rent' insert a period and delete the rest of the sentence.

     26.12 Notwithstanding anything in this Lease to the contrary, including Sections 1.4 and 2.2, Operating Expenses and Real Estate Taxes for the Base Year shall be "grossed-up" on the basis of a building which is Ninety-Five Percent (95%) occupied and fully assessed.

     26.13 The definition of Tenant's pro rata share in Section 2.6 shall apply only to that pro rata share stipulated in Subsection 1.5(b). Tenant's pro rata share stipulated in Subsection 1.5(a) represents the ratio that the area of the demised premises bears to the total area of office and retail space contained in the building.

     26.14 Provided Tenant is not then in default of any of the terms or conditions of this Lease Landlord agrees that the Additional Rent stipulated in Subsection 1.5(b) based upon increases in Operating

Expenses, but expressly excluding any increases in Real Estate Taxes, utilities and insurance which are not subject to any limitation, that Tenant is obligated to pay in the Second (2nd) Lease year shall be calculated on an Operating Expense amount which is not more than One Hundred Seven Percent (107%) of the Base Year's Operating Expenses (exclusive of Real Estate Taxes, utilities and insurance); and in subsequent Lease Years, the maximum Operating Expense amount shall be One Hundred Seven Percent (107%) of the previous year's cap amount. Tenant shall pay its pro rata share of increases in Real Estate Taxes, utilities and insurance without regard to the limit set on increases in other Operating Expenses.

27.  ACCEPTANCE OF SPACE

     27.1 Tenant accepts the demised premises in its existing "as is" condition and shall be obligated for the payment of rent on the Lease Commencement Date, regardless of any time required to construct, 'alter or redecorate the demised premises to Tenant's requirements. Landlord warrants that the perimeter HVAC convectors in the demised premises are operational. Landlord and Tenant shall conduct a walk-through inspection of the demised premises prior to occupancy and Landlord shall complete any punch-list items, excluding sprinklering work, as agreed by Landlord and Tenant within thirty (30) days of Tenant's occupancy.

28.  LANDLORD'S CONTRIBUTION

     28.1 Provided Tenant is not then in monetary default of any of the terms or conditions of this Lease beyond any applicable cure period, Landlord agrees to contribute the sum of up to One Hundred Seventy-Three Thousand Three Hundred Ten and 00/100 Dollars ($173,310.00) toward the cost of Tenant's remodeling, which amount Tenant shall receive in the form of a credit toward remodeling expenses owed by Tenant to Landlord's contractors. Provided Tenant is not then in default of any of the terms or conditions of this Lease, at Tenant's option any unused portion of the aforesaid Landlord's contribution of One Hundred Seventy-Three Thousand Three Hundred Ten and 00/100 Dollars ($173,310.00) may be applied by Tenant toward moving expenses and related costs or rent due hereunder, apportioned equally and applied each month over the Lease term.

     28.2 In addition to the foregoing, Landlord shall pay for all mechanical, electrical and plumbing drawings required for the remodeling of the demised premises.

29.  GENERAL CONTRACTORS

     29.1 Landlord and Tenant shall agree upon a list of acceptable general contractors who will bid for Tenant's remodeling. Tenant shall have the right to review and verify all bids. All costs incurred pursuant to Tenant's construction documents, construction contracts and awards, and for bonds, cleaning and permits, etc., and all costs of Tenant's General Contractor (including overhead and profit), and all subcontractor costs may be reimbursed from Landlord's contribution, provided that in no event shall the total costs reimbursed, together with the costs of Landlord's work, if any, exceed One Hundred Seventy-Three Thousand Three Hundred Ten and 00/100 Dollars ($173,310.00).

30.  SECONDARY RIGHT OF FIRST OFFERING

     35.1 If, during the term of this Lease, but not during the last twelve (12) months of the Lease term, the existing tenant(s) occupying any other space on any other space in the building vacate(s) such space and lease therefor terminates or expires, or if such tenant does not enter into a new lease agreement or exercise any extension or renewal rights under its/their existing lease(s), and no other tenant(s) in the building who has previously been granted prior right of first offering on such block of space does not exercise such right and such block of space thereby becomes available, then at such time that Landlord is notified by the existing tenant occupying such block of space that such block of space will become available. Landlord shall first offer the entire block of space to Tenant in writing at the then fair market value rental rate and upon such other terms and conditions as are acceptable to Landlord. Tenant shall have ten (10) days in which to accept in writing Landlord's offer for the entire block of space. If Tenant fails to accept Landlord's offer within the time specific Landlord shall have no further obligation to Tenant with respect to any of such space. In the event Tenant accepts Landlord's offer for such space within the time specified, Tenant agrees to accept such space in its "as is" condition at the time such space becomes available and shall be obligated for the payment rent from the date following the day the space becomes available regardless of any time required by Tenant to construct, alter or redecorate the space to Tenant's requirements. Landlord makes no representation that carpeting or special improvements that may have been in the space prior to when the present occupant vacates the space will remain for Tenant's use. This Secondary Right of First Offering shall not apply to any block of space which is offered for sublet or assignment by the existing tenant thereof, nor shall it apply to any block of space released by the existing tenant thereof by renewal, extension or renegotiation. This Secondary Right of First Offering contingent upon Tenant not being in default of any of the terms or conditions of this Lease at the time of Landlord's offer, and further contingent upon Tenant being in substantive (51% or more) occupancy of the demised premises at the time Tenant exercises its Secondary Right of First Offering. Notwithstanding the foregoing, Landlord shall have no liability whatsoever for failing to notify or advise Tenant of the availability of any space pursuant this provision. Furthermore, Landlord, hall have no obligation to offer any such space to Tenant in the event Landlord itself intends to occupy any such space becoming available.

36.  SUBLETTING

     36.1 Notwithstanding the provisions of Section 4.3 to the contrary, in the event Landlord does not exercise its right to terminate this Lease, provided Tenant is not then in default of any of the terms or conditions of this Lease, Tenant may sublet all or a portion of the demised premises after first obtaining the written consent of the Landlord, provided that Fifty percent (50%) of the excess of any rent accruing to Tenant as a result of such sublease over the rent then being paid by Tenant for the sublet area shall be paid by Tenant to the Landlord as additional monthly rent.

37.  TENANT'S CANCELLATION OPTION

     37.1 Provided Tenant is not then in default of any of the terms or conditions of this Lease, Tenant shall have the right, upon written notice to Landlord by December 1, 1998, time being of the essence, to cancel this Lease effective November 30, 1999, in which event Tenant shall pay to Landlord any charges which may be due and payable under this Lease, and the cancellation is further subject to the provisions of Section 2.5.

38.  LANDLORD'S CANCELLATION OPTION

     38.1 Landlord shall have the right, upon twenty-one (21) months prior written notice to Tenant, time being of the essence, to cancel this Lease on May 31, 1999, or at the end of any month thereafter, in which event Landlord shall abate the base monthly rent due hereunder for the last three (3) months of Tenants occupancy, and the cancellation is further subject to the provisions of
Section 2.5.

39.  TENANT'S ACCESS

     39.1 Tenant shall have access to the Building (including the parking structure) twenty-four (24) hours per day, seven (7) days per week. At least one elevator will be available at all times to allow Tenant to reach the demised premises from the Building lobby.

40.  STANDARD OPERATING HOURS

     40.1 As specified in Section 1.3, the standard operating hours for the Building, holidays excepted, are Monday through Friday, 8:M a.m. to 8:00 p.m., and Saturdays 8:00 a.m. to 1:00 p.m. Tenant shall be responsible for the costs of providing standard building weekday operations for the two (2) hour period per day from 6:00 p.m. to 8:00 p.m., which shall be limited to the additional utility charges therefor (estimated to be $10.50 per hour, per floor, as of the date of this Lease).

41.  OVERTIME SERVICE

     41.1 In Section 5.2, in the second line, change '72' to

"24".

     41.2 Notwithstanding Section 5.2, the cost of overtime HVAC services as of the date of this Lease is as follows:

     $43.02 per hour for one (1) floor/Monday - Saturday
     $56.35 per hour for one (1) floor/Sunday' & holidays

     Any efficiencies due to multiple floor operation will be passed through to Tenant. These costs will not include mark-up for Landlord profit, but are subject to change.

42.  RECOVERY OF DAMAGES

     42.1 In Section 12.4, in the third and fourth lines, delete 'at the time of the reletting, or'; and in the fourth line, delete 'by successive reletting,'.

43.  SUBORDINATION AND NON-DISTURBANCE

     43.1 Sections 13.1, 13.2, and 13.3 of this Lease are hereby deleted in their entirety and the following are substituted in lieu thereof:

     "13.1 Subordination. This Lease is subject and subordinate to all ground or underlying leases and to all' mortgages and/or deeds of trust and/or other security interests which may now or hereafter affect the real property of which the demised premises form a part, and to all renewals,. modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument of subordination shall be required to effect this subordination. Notwithstanding the foregoing, in confirmation of such subordination, Tenant shall at Landlord's request execute and deliver to Landlord within ten (10) business days after Landlord's request, any requisite or appropriate certificate, subordination agreement or other document that may be reasonably requested by Landlord or any other party requiring such certificate, subordination agreement or document. If Tenant fails to execute such certificate, subordination agreement or other document within said ten (10) day period, Tenant by such failure irrevocably constitutes and appoints Landlord as its special attorney-in-fact to execute such certificate, subordination agreement or other document on Tenant's behalf. Notwithstanding the foregoing subordination, Tenant agrees that any landlord under any ground or underlying lease, and any mortgagee or trustee under any security agreement to which this Lease is now, or may hereafter, become subject or subordinate, may elect to continue this Lease and Tenant agrees that in such event neither the cancellation nor termination of any ground or underlying lease, nor the foreclosure under any mortgage or deed of trust, nor the sale at foreclosure, nor the transfer by a deed in lieu of foreclosure, shall, by operation of law or otherwise, result in cancellation or termination of this Lease or the obligations of Tenant hereunder and this Lease shall continue as a direct lease between Tenant and such landlord, mortgagee, purchaser or trustee.

     13.2 Estoppel Certificates. Tenant shall execute and return within ten (10) business days any certificate that Landlord may request from time to time, stating that this Lease is unmodified and in full force and effect, or in full force and effect as modified, and stating the modification. The certificate also shall state (a) the amount of base monthly rent and the dates to which the rent has been paid in advance; (b) the amount of any security deposit or prepaid rent; (c) that there is no present default on the part of Landlord, or attach a memorandum stating Any such instance of default; (d) that Tenant has no right to setoff and no defense or counterclaim against enforcement of its obligations under this Lease; (e) that Tenant has no other notice of any sale, transfer or assignment of this Lease or of the rentals; (f) that all work required of Landlord has been completed and that the work is accepted as satisfactory; (g) that Tenant is in full and complete possession of the demised premises; (h) the date on which rent commenced and the date to which it is paid; (i) that Tenant has not advanced any amounts to or on behalf of Landlord which have not been reimbursed; (j) that Tenant understands that this Lease has been collaterally assigned to Landlord's mortgagee as security for a loan to Landlord; (k) that rent may not be prepaid without the prior written approval of Landlord's mortgagee; and (1) such other items as Landlord may reasonably request. Failure to deliver the certificate within the ten (10) business days shall be conclusive upon Tenant for the benefit of Landlord and any successor to Landlord that this Lease is in full force and effect and has not been modified except as may be represented by the party requesting the certificate. If Tenant fails to deliver the certificate within the ten (10) business days, Tenant by such failure irrevocably constitutes and appoints Landlord as its special attorney-in-fact to execute and deliver the certificate to any third party.

     13.3 Attornment. Tenant covenants and agrees that, in the event of any foreclosure under any mortgage or deed of trust, or tiny renewal, modification, consolidation, replacement or extension thereof, or in the event of any acceptance of any deed in lieu of foreclosure, which may now or hereafter affect the real property of which the demised premises are a part, Tenant shall attorn to the party secured by such mortgage or deed of trust, or any renewal, modification, consolidation, replacement or extension thereof, and to any purchaser at any foreclosure sale or party taking a deed in lieu of foreclosure. Tenant covenants and agrees to attorn to any successor to Landlord's interest in any ground or underlying lease. In any case, such landlord or successor under such ground or underlying lease or such secured party or purchaser at foreclosure sale or party taking a r 'ed in lieu of foreclosure shall not be bound by any prepayment on the part of Tenant of .y rent for more than one month in advance, so that rent shall be payable under this Lease in accordance with its terms, from the date of the termination or transfer of the ;round or underlying lease or the foreclosure under such mortgage or deed of trust, or tae date of foreclosure sale or transfer by deed in lieu of foreclosure, as if such prepayment had not been made. Further, such landlord or successor in interest shall not be liable ft -- damages for any act or omission of Landlord or any prior landlord or be subject to any offsets or defenses which Tenant may have against Landlord any prior landlord. Tenant hall, upon request of such landlord or successor landlord, execute and deliver an instrument or instruments confirming Tenant's attornment.

     13.4 Mortgagee Rights.

          (a) Tenant shall, at its own expense, comply with all reasonable notices of Landlord's mortgagee or other financial institution providing funds which are secured by a mortgage or deed of trust placed on the whole or any part of the real property of which the demised premises are a part, respecting all matters of occupancy, use, condition or maintenance of the demised premises, provided the same shall not unreasonably interfere with the conduct of Tenant's business nor materially limit or affect the rights of the parties under this Lease. Notwithstanding acceptance and execution of this Lease by the parties hereto, the terms hereof shall be deemed automatically modified, if so required, for the purpose of complying with or fulfilling the reasonable requirements of any mortgagee or trustee named or secured by a mortgage or deed .f trust that may now or hereafter be placed upon or secured by the real property of which the demised premises are a part or any part thereof, or any other financial institution providing funds to finance or refinance the real property of which the demised premises are a part, provided, however, that such modifications(s) shall not be in material derogation o diminution of any of the rights of the parties hereunder, nor materially increase any of the obligations or liabilities of the parties hereunder.

          (b) Tenant agrees to give Landlord's mortgagee and any trustee named or secured by a mortgage or deed of trust a copy of any notice of default served upon Landlord by Tenant, provided that prior to such notice Tenant has been notified in writing (by way of Notice of Assignment of Rents and Leases, or o otherwise) of addresses of such mortgagees and trustees. Notice shall be provided to the mortgagees and trustees by registered mail. Tenant further agrees that if Landlord shall have failed to cure such default within the cure period provided in this Lease, if any, then the mortgagees and/or trustees shall have an additional thirty (30) days within which to cure such default, or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days any mortgagee and/or trustee has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being diligently pursued.".

     43.2 Notwithstanding anything to the contrary in Section 13, Landlord agrees to use reasonable efforts to obtain a nondisturbance agreement from existing mortgagees granting unto Tenant the right to continue peacefully in possession of the demised premises in the event of foreclosure under any existing deed o.' trust, any transfer by deed in lieu of foreclosure or termination of any existing ground lease, as long as Tenant is not in default under this Lease. Such agreement shall be contingent upon Tenant's agreement to attorn to and recognize any purchaser at any foreclosure sale, any party taking the property by deed in lieu of foreclosure and any subsequent ground lessor, and their successors or assigns, as the successor-in-interest to Landlord in the event of foreclosure, any transfer by deed in lieu of foreclosure or termination of such ground lease.

44.  COMPLIANCE WITH ENVIRONMENTAL CONDITIONS

     44.1 To the best of Landlord's knowledge, the building complies with all applicable federal and state laws, ordinances, and regulations regarding environmental issues.

45.  AMERICANS WITH DISABILITIES ACT (ADA)

     45.1 On a case-by-case basis, Landlord, at its expense, will comply with all final orders of any federal government agency to conform the common areas of the building with the requirements of the Americans with Disabilities Act (ADA); provided, however, that Tenant shall be solely responsible for conformance, of the demised premises with the ADA.

46.  TENANT'S HOLDOVER

     46.1 In Section 14.1, in the fourth line, delete 'rent....agreement' and substitute "then current escalated rent (Base Annual Rent plus Additional
Rent)".

     46.2 In Section 14.2, in the third line, change 'three' to "one and one-half".

30.  PARKING

     30.1 Landlord agrees to arrange for Tenant to park in the surface parking area of the Building described in Section 1.1 up to forty (40) automobiles of Tenant or Tenant's employees or subtenants; parking for five (5) of said forty
(40) automobiles shall be reserved spaces in the building garage at the current monthly rate for unreserved parking, pursuant to separate monthly contracts with permits therefor; provided that, in the event that at any time Tenant voluntarily relinquishes its right to all or some of the parking permits to which Tenant is entitled hereunder, Landlord shall not thereafter be obligated to provide or cause to be provided the parking permits so relinquished. Landlord, at Landlord's expense, shall label such reserved parking spaces, and such spaces shall be in locations to be mutually agreed by Landlord and Tenant. Said monthly contracts shall be subject and subordinate to such terms and regulations as Landlord may make from time to time, and shall not be assignable except in connection with a permitted assignment or sublet of the Demised Premises. Said monthly contract(s) shall be based upon the prevailing monthly rental rates established from time to time by Landlord, and such other terms and conditions as Landlord shall determine. Landlord and Tenant acknowledge and agree that the prevailing monthly contract charge per permit as of the date of this Lease is Forty-Seven and 50/100 Dollars ($47.50). The Landlord shall not be liable for any loss, injury or damage caused to persons using the parking area or to automobiles or their contents or any other property thereon, however caused, and the Tenant agrees that such vehicles, contents and property shall be in the parking area at the sole risk of the Tenant and agrees to indemnify the Landlord against all claims, damages, or expenses due to or arising out of the foregoing. Further, Landlord shall have the right to designate certain parking spaces and parking areas on the land or on adjacent land for the exclusive use of the Landlord (or its agents or manager) or one or more tenants in the Building or any adjoining or adjacent building or buildings now existing or hereafter constructed, to install gates, traffic regulating devices, security systems, and directional signage, and to make and adopt reasonable rules and regulations. Landlord shall provide Tenant with the same parking ratio (one (1) auto for every 289 square feet) for any additional office space leased by Tenant, and Tenant shall pay the prevailing monthly contract charge per permit.

31.  REASONABLENESS OF LANDLORD AND TENANT

     31.1 Notwithstanding anything to the contrary, whenever Landlord's or Tenant's consent or approval is required hereunder, it shall not be unreasonably withheld, conditioned or delayed.

32.  CONSTRUCTION OF PREMISES AND OCCUPANCY

     32.1 In Section 3.1, delete the fifth sentence entirely; and in the thirteenth line, after 'date' insert a period and delete the rest of the paragraph.

     32.2 In Section 3.3, the end of the paragraph, insert "Landlord agrees to cooperate reasonably with Tenant to obtain any applicable permits."

33.  ACCESS TO PREMISES

     33.1 Only if Landlord's general contractor performs all remodeling of the demised premises, Landlord agrees to give Tenant prior notice of the date that Landlord anticipates the remodeling of the demised premises will be substantially complete. If Landlord's contractor does not perform all of Tenant's remodeling, Landlord will cooperate with Tenant's contractor so as not to interfere with Tenant's contractor's ability to timely complete the same. Notwithstanding any provisions to the contrary in Section 3.2, provided such work by Tenant or Tenant's contractors does not interfere with Landlord's construction work, Tenant shall have the right to enter the demised premises fifteen (15) days prior to the Lease Commencement Date to make Tenant installations, without liability for rent during such period, but subject to all other terms, covenants, conditions and provisions of this Lease.

34.  SUBLETTING AND ASSIGNMENT 34.1 In Section

     34.1, delete the fifth sentence entirely.

     34.2 In Section 4.2, in the third line, change 'ninety (90)' to "thirty
(30)"; in the fifth line, delete 'an assignment....or' and change 'fifty percent
(50%)' to "eighty percent (80%)"; and delete the last sentence entirely.

     34.3 Notwithstanding the requirement to the contrary in Section 4.1, provided Tenant is not then in monetary default of any of the terms or conditions of this Lease, Tenant shall not be required to obtain Landlord's consent to sublet all or any part of the demised premises to any parent, subsidiary or affiliated company, but Tenant shall furnish Landlord with written notice and a fully-executed copy of any such sublease agreement, together with a floor plan of the sublet area. Any such subletting shall be subject to the remaining provisions of Sections 4.1 and 4.4.

     34.4 Notwithstanding the provisions of Section 4.3 to the contrary, in the event Landlord does not exercise its right to terminate this Lease, provided Tenant is not then in default of any of the terms or conditions of this Lease, Tenant may sublet all or a portion of the demised premises after first obtaining the written consent of the Landlord, provided that Fifty Percent (50%) of the excess of any rent accruing to Tenant as a result of such sublease over the rent then being paid by Tenant for the sublet area shall be paid by Tenant to the Landlord as additional monthly rent.

35.  SERVICES AND UTILITIES

     35.1 In Section 5.1, in the last line, after 'Lease' insert "unless the demised premises are untenantable for five (5) consecutive business days due to Landlord's negligence then Tenant may abate paying rent until such service is restored".

     35.2 In Section 5.2, in the second line, change '72' to "24".

     35.3 In Subsection 5.3(c), in the last line, before 'service' insert "reasonable".

     35.4 In accordance with Section 5.1, the following are legal holidays for the Building: New Year's Day, Martin Luther King, Jr., Day, Inauguration Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans' Day, Thanksgiving Day and Christmas Day.

     35.5 Notwithstanding Section 5.2, the cost of overtime HVAC services as of the date of this Lease is as follows:

     $48.06 per hour for one (1) floor/Monday - Saturday

     $61.39 per hour for one (1) floor/Sundays & holidays

36.  USE AND UPKEEP OF PREMISES

     36.1 In Section 6.2, in the fourth line, after 'Landlord's' insert "reasonable; and in the last sentence, insert a period after 'Landlord' and delete the rest of the sentence.

     36.2 In Subsection 6.4(a), at the beginning of the paragraph, insert "Except for cosmetic changes and decorations,"; and in the eleventh line, delete 'water cooler,'.

     36.3 In Subsection 6.4(b), in the sixth line, after 'Premises' insert a period and delete the rest of the sentence; and in the eleventh line, change 'five (5)' to "ten (10)".

     36.4 In Subsection 6.4(c), in both the third and sixth lines, after 'Premises' insert "after the Lease Commencement Date"; in the eighth line, after 'expense' insert "provided Landlord so advised Tenant when Tenant requested Landlord's consent thereto"; and delete the last two sentences entirely.

     36.5 In Section 6.6, in the fifth line, after 'Landlord's' insert "reasonable"; and in the seventh line, after 'Landlord' insert a period and delete the rest of the sentence.

     36.6 In Subsection 6.8(b), in the second line, after 'except' insert "in the freight elevators".

     36.7 In Section 6.9, in the fifth line, after 'Landlord's' insert "reasonable"; delete the second sentence entirely; and at the end of the paragraph, insert "Notwithstanding the foregoing, Landlord shall use commercially reasonable efforts to equitably enforce all Rules and Regulations.".

37.  ACCESS

     37.1 In Section 7.1, in the second line, after 'times' insert "with reasonable notice (except in emergencies)".

     37.2 In accordance with Section 7.2, Tenant may install additional locks or security equipment in the demised premises, as required for compliance with Tenant's security regulations. In such event, Landlord will not be required to provide janitorial services to such locked or secured areas unless accompanied by a representative of Tenant at times when janitorial services are normally provided.

     37.3 Provided Tenant is not then in default of any of the terms or conditions of this Lease, Landlord's access to the demised premises shall be subject to Tenant's security regulations and made upon reasonable notice, except if such access is required for emergency purposes, repairs, maintenance or inspections.

38.  LIABILITY

     38.1 Tenant hereby waives any right it may have against Landlord or Landlord's Agent on account of any loss or damage occasioned to Tenant, its property, the Demised Premises or its contents arising from any risk generally covered by fire and extended coverage insurance, whether or not such a policy shall be in force. Landlord hereby waives any rights it may have against Tenant on account of any loss or damage occasioned to Landlord, its property, or to the Building of which the Demised Premises are a part arising from any risk generally covered by fire and extended coverage insurance, whether or not such a policy shall be in force.

     38.2 In Section 8.1, in the third line, after 'thereof' insert "except for losses due to Landlord's, or its agents' or employees' negligence and arising from risks outside those specified in the mutual waiver of subrogation provided in Section 38.1" and delete the remainder of the paragraph.

     38.3 In Section 8.2, in the fifth line, after the first 'Tenant,' change the comma to period and delete the rest of the sentence.

     38.4 In Subsection 8.4(a), in the fourth and fifth lines, delete 'and property damage insurance' and '8.1, 8.2 and'; and in the last sentence, delete 'cross liability endorsements, and' and insert a period after 'endorsement' and delete the rest of the sentence.

     38.5 In Subsection 8.4(b), after 'Premises' insert an apostrophe and delete 'and

39.  LANDLORD'S INSURANCE

     39.1 At all times during the term of this Lease and during such other time that Tenant occupies the Premises or any part thereof, Landlord shall at its cost and expense, but nevertheless to be included in Operating Expenses, obtain and maintain (or cause to be obtained and maintained) insurance policies providing at least the following coverages:

          (a) Comprehensive general liability insurance (including automobile liability) on a per occurrence basis with a combined single limit of One Million Dollars ($1,000,000.00) per occurrence and endorsed to insure the contractual liability assumed by Landlord and covering Landlord as insured.

          (b) All risk property damage insurance (including theft) covering Landlord's real and personal property in the Building in a minimum amount that is commercially reasonable for first-class office buildings in the Washington, D.C. metropolitan area.

40.  DAMAGE

     40.1 In Section 9.1, in the fifth line, change 'ten (10)' to "thirty (30)".

     40.2 In Section 9.2, in the second line, delete 'without the fault...visitors,'; in the ninth and tenth lines, delete 'for as building standard items'; and delete the penultimate sentence entirely.

     403 In Section 9.3, in the eleventh line, after 'Landlord' insert "or Tenant" and delete 'Tenant' and replace with "the other".

41.  CONDEMNATION

     41.1 In Section 10.1, delete the second sentence entirely; and in the last line, change 'fifty percent (50%)' to "thirty percent (30%)".

42.  HAZARDOUS MATERIALS

     42.1 Landlord represents and warrants that, to the best of its knowledge, the demised premises, as of the date hereof and as of the Lease Commencement Date, (i) are and will be in compliance with all applicable governmental and regulatory laws, ordinances or rules concerning environmental protection or hazardous materials or hazardous substances, and (ii) do not contain any asbestos-containing materials which in their present condition would pose a significant health hazard, and (iii) do not contain any other hazardous materials or hazardous substances except those that may be used routinely in building operations (e.g. drain cleaners and biocides), which Landlord represents and warrants are used in compliance with all applicable laws.

     42.2 In the event of a release of hazardous materials in the Building, Landlord will use its best efforts to abate the hazard within a reasonable time.

43.  BANKRUPTCY

     43.1 In Subsection 11.1(d), in the second line, change 'thirty (30)' to "ninety (90)".

44.  DEFAULTS AND REMEDIES

     44.1 In Section 12.3, in the second and third lines, delete 'or vacate' and replace with ", as defined in Subsection 12.7(a) below,"; and in the eleventh line, change 'sole' to "reasonable".

     44.2 In Section 12.6, delete the third sentence entirely.

     44.3 In Subsections 12.7(b), 12.7(c) and 12.7(d), in each of the first lines, delete 'vacates or'.

45.  TENANT'S HOLDOVER

     45.1 In Section 14.2, in the fourth line, delete 'three' and substitute 'one and one-half'.

46.  SECURITY DEPOSIT

     46.1 Notwithstanding anything to the contrary in Section 15 of the Lease, the amount stipulated in Section 1.6 of this Lease as a security deposit shall be in the form of an irrevocable and unconditional Letter of Credit from Signet Bank. If the Letter of Credit expires prior to the expiration of the Lease term, Tenant shall replace the Letter of Credit at least thirty (30) days prior to its expiration. If Tenant shall not, at least thirty (30) days prior to its expiration, have delivered a replacement Letter of Credit having a later expiration date, Landlord may convert any Letter of Credit into a cash deposit in the full amount thereof. Provided Tenant is not then in default in the payment of rent or any other charges due Landlord, and further provided the demised premises are left in good condition, ordinary wear and tear excepted, as described in Section 6.10, said Letter of Credit shall be cancelled within thirty (30) days after the termination of this Lease. If Tenant is then in default or if the premises are not left in good condition, then the Letter of Credit shall be converted into a cash deposit and applied to sums due Landlord or the cost of repairing damages to the demised premises.

     46.2 In Section 15.1, in the eighth line, delete 'have the right to'.

47.  LIMITATION OF LIABILITY

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     47.1 Section 19.1 is hereby deleted entirely.

48.  NOTICES

     48.1 In Section 21.1, in the second line, after 'addressed' insert ", in all cases return receipt requested as evidence of delivery,".

     48.2 In Section 21.2, in the second line, after 'rejected' insert a period and delete the rest of the sentence.

49.  RENEWAL OPTION

     49.1 Provided that Tenant is in compliance with all of the terms and conditions of this Lease, and further provided that Tenant gives written notice to Landlord on or before August 1, 2000, time being of the essence, Tenant shall have the right to extend the term of this Lease for a further term of five (5) years, from June 1, 2001, to May 31, 2006. Such extension shall be under the terms, covenants and conditions, including Ninety-Five Percent (95%) of the then fair market value base annual rent, which shall be subject to mutual agreement between the parties. The existing formula for additional rent shall continue to be used. This provision shall be contingent upon Tenant occupying a substantial portion (51% or more) of the demised premises upon the commencement date of the extended term.

     49.2 If Landlord and Tenant fail to agree upon such new terms, covenants and conditions, including Ninety-Five Percent (95%) of the then fair market value base annual rent, and a formula for additional rent for the extended term, by October 1, 2000, each shall appoint, at its own expense, a member of the Washington D.C. Association of Realtors' who is knowledgeable in office rentals. These appointees shall appoint a third person with the same qualifications. The cost of the third appointee shall be borne equally by Landlord and Tenant. Each appointee shall determine the then fair market value rental rate for the space. Ninety-Five Percent (95%) of the average of the three figures arrived at by the appointees for the then fair market value rental rate shall be used as the base annual rent. The existing Lease shall be used.

     49.3 For the purposes of determining rental for the Renewal Option in Sections 48.1 and 48.2, "fair market value" shall be defined as the rent obtained in signed renewal leases within twelve (12) months prior to beginning of the renewal period, for space of a size close to that of the demised premises with comparable finish and quality, in buildings of comparable size, quality, age, and location in the Rock Spring Park office complex. Fair market value rent shall reflect any Landlord concessions such as rental abatement, annual escalators or cash contributions as well as brokerage commissions.

50.  RIGHT OF FIRST OFFERING

     50.1 If, during the term of this Lease, but not during the last twelve (12) months of the lease term, the existing tenant(s) occupying space on the fourth
(4th) floor of the building vacate(s) such space and the lease therefor terminates or expires, or if such tenant do(es) not enter into a new lease agreement or exercise any extension or renewal rights under its/their existing lease(s), and no other tenant(s) in the building shall have previously been granted an option or prior right of first offering on such block of space, and such block of space thereby becomes available, then at such time that Landlord is notified by the existing tenant occupying such block of space that such block of space will become available, Landlord shall first offer such space to Tenant in writing at the then fair market rental rate and upon such other terms and conditions as are acceptable to Landlord; expressly provided, however, that if Tenant leases, and rent commences for, such space by April 30, 1996, then the financial terms therefor shall be the same as specified for the original demised premises, but pro rated for the area of the additional leased space and concessions shall be adjusted for the remaining term of this Lease; and further provided that if Tenant leases, and rent commences for, such space between May 1, 1996, and October 31, 1996, then the rents therefor shall be One Hundred Five Percent (105%) of the rents specified for the original demised premises, but pro rated for the

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area of the additional leased space and concessions shall be adjusted for the remaining term of this Lease. Tenant shall have ten (10) days in which to accept in writing Landlord's offer for such space, or any part thereof as mutually agreed by Landlord and Tenant. If Tenant fails to accept Landlord's offer within the time specified, Landlord shall have no further obligation to Tenant with respect to any of such space then being offered. In the event Tenant accepts Landlord's offer for such space within the time specified, Tenant agrees to accept the space in its "as is" condition at the time such space become available and shall be obligated for the payment of rent sixty (60) days from the date following the day such space becomes available regardless of any additional time required by Tenant to construct, alter or redecorate the space to Tenant's requirements. Landlord makes no representation that carpeting or special improvements that may have been in the space prior to when the present occupant vacates the space, will remain for Tenant's use. This Right of First Offering shall not apply to any block of space which is offered for sublet or assignment by the existing tenant thereof, nor shall it apply to any block of space re-leased by the existing tenant thereof by renewal, extension or renegotiation. This right of first offering is contingent upon Tenant not being in monetary default beyond any applicable cure period of any of the terms or conditions of this Lease at the time of Landlord's offer, and further contingent upon Tenant being in substantial (51% or more) occupancy of the demised premises at the time Tenant exercises its Right of First Offering. Notwithstanding the foregoing, Landlord shall have no liability whatsoever for failing to notify or advise Tenant of the availability of any space pursuant to this provision and Tenant hereby waives all legal and equitable rights with respect hereto.

     50.2 Provided Tenant has previously leased the remainder of all space on the fourth (4th) floor, then if, during the term of this Lease, but not during the last twelve (12) months of the lease term, the existing tenant(s) occupying contiguous space on the fifth (5th) floor of the building vacate(s) such space and the lease therefor terminates or expires, or if such tenant do(es) not enter into a new lease agreement or exercise any extension or renewal rights under its/their existing lease(s), and no other tenant(s) in the building shall have previously been granted an option or prior right of first offering on such block of contiguous space, and such block of contiguous space thereby becomes available, then at such time that Landlord is notified by the existing tenant occupying such block of contiguous space that such block of space will become available, Landlord shall first offer such space to Tenant in writing at the then fair market rental rate and upon such other terms and conditions as are acceptable to Landlord; expressly provided, however, that if Tenant leases, and rent commences for, such space by April 30, 1996, then the financial terms therefor shall be the same as specified for the original demised premises, but pro rated for the area of the additional leased space and concessions shall be adjusted for the remaining term of this Lease; and further provided that if Tenant leases, and rent commences for, such space between May 1, 1996, and October 31, 1996, then the rents therefor shall be One Hundred Five Percent (105%) of the rents specified for the original demised premises, but pro rated for the area of the additional leased space and concessions shall be adjusted for the remaining term of this Lease. Tenant shall have ten (10) days in which to accept in writing Landlord's offer for such space, or any part thereof as mutually agreed by Landlord and Tenant. If Tenant fails to accept Landlord's offer within the time specified, Landlord shall have no further obligation to Tenant with respect to any of such space then being offered. In the event Tenant accepts Landlord's offer for such space within the time specified, Tenant agrees to accept the space in its "as is" condition at the time such space become available and shall be obligated for the payment of rent sixty (60) days from the date following the day such space becomes available regardless of any additional time required by Tenant to construct, alter or redecorate the space to Tenant's requirements. Landlord makes no representation that carpeting or special improvements that may have been in the space prior to when the present occupant vacates the space, will remain for Tenant's use. This Right of First Offering shall not apply to any block of space which is offered for sublet or assignment by the existing tenant thereof, nor shall it apply to any block of space re-leased by the existing tenant thereof by renewal, extension or renegotiation. This right of first offering is contingent upon Tenant not being in monetary default, beyond any applicable cure period, of any of the terms or conditions of this Lease at the time of Landlord's offer, and further contingent upon Tenant being in substantial (51% or more) occupancy of the demised premises at the time Tenant exercises its Right of First Offering. Notwithstanding the foregoing, Landlord shall have no liability whatsoever for failing to notify or advise Tenant of the availability of any space pursuant to this provision and Tenant hereby waives all legal and equitable rights with respect hereto.

51.  NONDISTURBANCE

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     51.1 Notwithstanding anything to the contrary in Section 13, Landlord agrees to use reasonable efforts to obtain a nondisturbance agreement from existing mortgagees granting unto Tenant the right to continue peacefully in possession of the demised premises in the event of foreclosure under any existing deed of trust, transfer by deed in lieu of foreclosure, sale at foreclosure or termination of any existing ground lease, as long as Tenant is not in default under this Lease. Such agreement shall be contingent upon Tenant's agreement to attorn to and recognize any purchaser at any foreclosure sale, transferee by deed in lieu of foreclosure and any subsequent ground lessor, and their successors or assigns, as the successor-in-interest to Landlord in the event of foreclosure, transfer by deed in lieu of foreclosure, sale at foreclosure or termination of such ground lease.

52.  SPRINKLERS

     52.1 Landlord, at Landlord's sole expense, shall install piping for a sprinkler system in the demised premises when remodeling thereof is being done. Landlord agrees to give Tenant reasonable prior notice of the commencement of such work, and Tenant agrees to cooperate with Landlord and to do that which is reasonably necessary to facilitate the installation of such system in the demised premises.

53.  AMERICANS WITH DISABILITIES ACT (ADA)

     53.1 On a case-by-case basis, Landlord, at its expense, will comply with all final orders of any federal government agency to conform the common areas of the building with the requirements of the Americans with Disabilities Act (ADA); provided, however, that Tenant shall be solely responsible for conformance of the demised premises with the ADA.

54.  EXTERIOR SIGNAGE

     54.1 Provided Tenant is not in default of any of the terms or conditions of this Lease and provided Tenant occupies at lease 35,000 square feet in the Building pursuant to this Lease, Tenant shall have the right, at Tenant's expense, to maintain one (1) sign with its name on the exterior of the Building, subject to governmental and Landlord's approval of the exact location, size, style, material and method of application. The cost of installing, operating, maintaining and insuring the sign (and insuring against damage and injury caused thereby) shall be paid solely by Tenant. In the event Tenant subsequently occupies less than 35,000 square feet in the Building pursuant to this Lease, Landlord, at its option, will have the right to have such exterior signage removed at Tenant's expense.

55.  EXECUTION OF DOCUMENT

     55.1 In the event Tenant does not execute and return this document by the close of business on September 29, 1995, then Landlord may market the subject space to others without further notice to Tenant.